UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Securities Exchange Act of 1934

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FINANCIAL INSTITUTIONS, INC.

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Financial Institutions, Inc.

Broadening horizons. Building opportunities.

2022 PROXY STATEMENT

FROM OUR CHAIR

DEAR FELLOW SHAREHOLDERS:

I am very pleased to have been named Chair of the Board in June of 2021. I believe that my past service and leadership of key committees prepared me well to lead the Board and partner with management to prudently and effectively advance our company’s goals and priorities.

I sincerely thank my predecessor, former Chair Bob Latella, for his dedicated service, leadership and mentorship. We are fortunate that he remains on our Board so we may continue to benefit from his experience and expertise.

Your Board remains focused on several initiatives and priorities and I’d like to share highlights of a few 2021 and early 2022 accomplishments.

●	We continued to refresh our Board with the election of two new directors in 2021. Half of our independent directors have served for less than six years.

●

Our Board is composed of and led by directors with diverse perspectives. Half of the independent directors reflect gender and ethnic diversity, and our Board and four of its six committees are led by women and an ethnically diverse director.

●	In further recognition of their commitment to the company and alignment with shareholders, director stock ownership requirements were increased.

●	We’ve made substantial progress in our ESG initiatives and are pleased to share some of our achievements in the ESG and Corporate Responsibility section of the following proxy statement.

●	The Board completed a comprehensive review and update of the company’s long-term strategic plan and developed goals that will be tracked and monitored.

–

A sixth strategic outcome was added: exceptional digital experiences enabled by complementary fintech and digital partnerships. The company and Board remain focused on the successful delivery of our banking, insurance and investment lines of business as we embrace innovation and technology.

–	The key focus area of corporate development, or mergers and acquisitions, was added to the plan.

●	Our human capital strategy was updated to ensure we have the right people, or access to the right people, who are supported by an organizational framework that nurtures a strong and healthy culture.

●	Consistent engagement with shareholders was and continues to be a priority.

On behalf of my fellow directors, thank you for investing in Financial Institutions, Inc.

Sincerely,

Susan R. Holliday

Chair of the Board

April 27, 2022

Financial Institutions, Inc.

FROM OUR CEO

FELLOW SHAREHOLDERS:

2021 was another strong year for our company and all business lines provided positive contributions. As you will read in the business performance highlights section of the Compensation Discussion & Analysis section within the following proxy statement, we reported record-high net income and grew loans, deposits and common book value per share. We opened new branches, completed two bolt-on insurance acquisitions and increased our dividend. Our stock buyback strategy allowed us to efficiently deploy capital.

Throughout this period of great uncertainty, we provided continuous essential support and services to our customers by delivering critical banking, wealth management and insurance services. We never lost sight of our critical mission to support our customers and communities.

We cordially invite you to our 2022 Annual Meeting of Shareholders on Tuesday, June 14, 2022, at 10:00 am, Eastern Time. The meeting will be held in virtual format through a live webcast to support the health, convenience and accessibility of our stockholders, associates and directors. The webcast will be provided at www.virtualshareholdermeeting.com/FISI2022. Information on how to attend, vote and submit questions during the meeting are provided in the attached notice of annual meeting.

You will be asked to vote on several items including the election of directors, compensation of our named executive officers (the say-on-pay vote) and the ratification of the appointment of RSM US LLP to serve as our independent registered public accounting firm for 2022.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read the proxy statement and vote your shares as promptly as possible. Information on how to vote by Internet, phone, mail or during the meeting is provided in the meeting notice.

We are pleased to once again provide proxy materials to our shareholders over the Internet, expediting shareholders’ receipt of proxy materials, lowering expenses and reducing the environmental impact of our meeting.

On behalf of the senior leadership team at Financial Institutions, Inc., we want to thank you for your support and investment in our company.

Cordially,

Martin K. Birmingham

President and Chief Executive Officer

April 27, 2022

Financial Institutions, Inc.

Financial Institutions, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future results or events and include, among others:

•

statements with respect to the beliefs, plans, objectives, and expectations regarding the environmental, social, and governance initiatives and goals of Financial Institutions, Inc. and its subsidiaries; and

•	statements preceded by, followed by or that include the words “aim,” “believe,” “commit,” “goal,” “intend,” “plan,” “potential,” “strive,” or similar expressions.

These forward-looking statements are based on management’s current expectations and beliefs and are not guarantees of future results, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this Proxy Statement. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, please see the risks and other factors detailed from time to time in the company’s most recent periodic reports on Form 10-K and Form 10-Q and other filings with the Securities and Exchange Commission.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

2022 Proxy Statement	1

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

2022 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see “Information About the Meeting” on page 71.

Meeting Date:	June 14, 2022

Virtual Meeting Place:	www.virtualshareholdermeeting.com/FISI2022

Meeting Time:	10:00 a.m. (Eastern)

Record Date:	April 19, 2022

To attend, vote and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/FISI2022 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.

ANNUAL MEETING BUSINESS

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held for the following purposes:

1.	To elect three directors nominated by the Board of Directors (the “Board”) to serve until the 2025 Annual Meeting

2.	To approve, on an advisory basis, the compensation of our named executive officers

3.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2022

4.	To transact such other business as may properly come before the Annual Meeting.

Owners of Financial Institutions, Inc. common stock at the close of business on the meeting record date of April 19, 2022, or their legal proxy holders, are entitled to vote at our Annual Meeting.

YOUR VOTE IS IMPORTANT – HOW TO VOTE:

By Internet	By Phone	By Mail	During the Meeting

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail	You will need the control number that appears on your proxy card or notice to vote during the virtual meeting.

For more information on how to vote your shares, please refer to “Voting Matters” on page 71.

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via the Internet instead of mailing printed copies to each of our shareholders. By doing so, we save costs and reduce our impact on the environment.

Beginning on April 27, 2022, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.

2	Financial Institutions, Inc.

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Your vote is important, and we encourage you to vote promptly, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Samuel J. Burruano Jr.

Chief Legal Officer and Corporate Secretary

Warsaw, New York

April 27, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Tuesday, June 14, 2022: this proxy statement and the 2021 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2021, are available at www.proxydocs.com/FISI and on our website www.fiiwarsaw.com.

2022 Proxy Statement	3

ESG AND CORPORATE RESPONSIBILITY

ESG AND CORPORATE RESPONSIBILITY

Financial Institutions, Inc. is the parent company for Five Star Bank, SDN Insurance Agency, LLC, Courier Capital, LLC, HNP Capital, LLC and Corn Hill Innovations Labs, LLC, which we collectively refer to in the proxy statement as the “company,” “we,” “our” or “us.” Throughout the proxy statement, we refer to Five Star Bank as the “Bank.” We refer to our combined workforce as Five Star.

Our stakeholders are at the heart of our organization. Our dedicated Five Star team of more than 600 employees work together in an environment of trust, integrity and mutual respect. We take great pride in being a part of the communities we serve and are committed to giving back through a variety of non-profit organizations and neighborhood charities. We take the time to get to know our customers—their needs today and plans for the future—because we understand that today is tomorrow in progress.®

We care deeply about promoting sustainable business practices that deliver long-term shareholder value and help to ensure that the communities we serve thrive. Grounded in the legacy of our community-oriented banking traditions established while representing rural Western New York State for more than 200 years, Environmental-Social-Governance (“ESG”) is a fundamental pillar of our strategic plan.

This includes our steadfast commitment to being socially responsible and environmentally conscious. We believe that a successful future for our business and the customers and communities we serve is dependent on the sustainability of our environment. Through our dynamic strategic planning and robust risk and governance frameworks, we strive to seize upon prudent new business opportunities that promote sustainable business practices. We believe that our approach to ESG has the potential to create long-term value for all stakeholders in multiple ways: increased revenue, reduced cost, improved efficiency, reduced risk, strengthening of our communities and maintaining our reputation as a responsible community leader.

COMMITMENT TO AND OVERSIGHT OF ESG

Our commitment to corporate citizenship and ESG starts at the top with Board-documented sustainable business practices serving as a core pillar of our strategic plan. The Board and Executive Committee regularly oversee the status and progress of ESG-related initiatives and objectives through the review of the execution of our three-year strategic plan.

Additionally, as reflected in Board committee charters available on our investor website, four of our Board committees—each composed entirely of independent directors—are specifically charged with relevant ESG oversight.

•	The Nominating & Governance (“NG”) Committee ensures effective and sound corporate governance over ESG matters.

•	The Risk Oversight Committee oversees risks impacting our company, including the management of material ESG related risks.

•

The Management Development & Compensation (“MD&C”) Committee oversees the development and implementation of the company’s diversity, social responsibility and human rights-related strategies and initiatives, including relevant ESG strategies.

•	The Audit Committee oversees financial disclosure to ensure appropriate, accurate, and reliable public reporting of ESG matters.

In 2021, we continued to build upon and improve our ESG oversight framework and further evolve our strategy. Because ESG spans across our enterprise, we established an internal cross-functional working group of senior leaders that is tasked with driving additional progress on initiatives that promote sustainability and further transparency. This group is led by our Chief Legal Officer and Corporate Secretary, who reports to our Chief Executive Officer (“CEO”).

4	Financial Institutions, Inc.

ESG AND CORPORATE RESPONSIBILITY

We believe in focusing our efforts on where we can have the most impact and that our attention to key ESG priorities can help drive business practices that are crucial to our long-term growth. Against this backdrop, our areas of focus include:

Associates	Community	Environmental Responsibility	Governance

ASSOCIATES

Our Five Star Promise is the shared commitment by the company and all associates to building a culture of teamwork, excellence and integrity. We are committed to continually building an environment where everyone feels welcome, valued, respected and appreciated. We empower our associates to live the Promise and be an active part of evolving our culture. Some examples include:

•	Inviting associates to participate in annual and periodic engagement surveys that measure employee satisfaction and provide valuable feedback to leadership.

•	Supporting associate-led Diversity and Inclusion Advisory Council (“D&I Council”) that recommends strategies for sustainable and impactful change.

•	Establishing a CARE Team (Community Action for a Responsible Environment) that enables associates to volunteer in the community and put forth ideas for further involvement.

•	Using our peer-to-peer recognition platform, The Five Star Experience, to celebrate each other’s successes, team efforts, and both personal and professional milestones.

•	Sharing ideas, diverse perspectives and personal stories to promote an inclusive and accepting workplace on our Culture Center internal webpage.

We have begun to transform and modernize our culture and talent management practices by implementing Human Capital Management reporting and practices. This strategy establishes a foundation that enables leaders to better manage teams and hire talent, further advancing an inclusive culture and building a more diverse workforce. We are also taking steps to comprehensively review and update standards for setting goals, performance evaluations, succession planning, and learning and development.

Company policy memorializes our commitment to fair and equitable compensation. We regularly review our compensation programs to ensure fair and inclusive pay practices across our business. To help our associates and communities thrive, we adopted a $15.00 per hour starting minimum wage for all company associates in 2022, a full $3.75 per hour above the federal minimum wage and $1.80 per hour more than the New York State minimum wage. We continue our commitment to equal employment opportunity through a robust affirmative action plan which includes annual compensation analyses and ongoing reviews of our selection and hiring practices alongside a continued focus on building and maintaining a diverse workforce. Each year, the MD&C Committee reviews performance of our affirmative action plan.

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ESG AND CORPORATE RESPONSIBILITY

The health and wellbeing of our colleagues is a top priority and in recognition of this, we aim to provide a robust health and wellness package. We continually evolve our benefits plans to remain competitive and meet the needs of our workforce. Our benefits package includes:

•	Health and welfare benefits with competitive employer contributions

•	Company paid short-term disability and life insurance benefits

•	401(k) savings program with Vanguard Investment Services

•	Defined benefit pension plan for all associates

•	Paid time off and paid sick leave

•	Tuition and training reimbursement programs

We support the wellness of all colleagues through various programs including health seminars and education programs with our expert employee benefits partners.

Diversity & Inclusion

We are committed to providing equal employment opportunities for training, compensation, transfer, promotion and other aspects of employment for all qualified applicants and employees without regard to race, religion, color, national origin, citizenship, sex, sexual orientation, gender identify, age, veteran status, disability, genetic information, or any other protected characteristic. A diverse and inclusive workplace aligns with our core values. Our goal is to attract, retain and develop a workforce that is diverse in background, knowledge, skill and experience. As of December 31, 2021, women represented approximately 65% and self-identified racial and/or ethnic minorities represented approximately 9% of the company’s workforce. Currently, 60% of the company’s Operating Committee, a management committee comprised of key senior and emerging company leaders, reflects gender or racial diversity.

We strive toward having a diverse and inclusive team of employees, knowing that we are better together with our combined wisdom and intellect. With a commitment to equality, inclusion and workplace diversity, we focus on understanding, accepting and valuing the differences between people. To further advance our inclusion and diversity goals, we formed the D&I Council to foster an environment that values, welcomes and facilitates the exchange of diverse perspectives and life experiences. Our D&I Council informs our Chief Human Resources Officer on employment-related initiatives and is charged with supporting sustainable and impactful diversity and inclusion practices, including:

•	Promoting a continuous focus on and commitment to diversity, equity and inclusion (“DEI”).

•	Identifying opportunities and developing proposals to address the unique needs and challenges of our organization.

•	Championing DEI by engaging and learning from associates throughout the organization.

•	Monitoring and communicating progress.

6	Financial Institutions, Inc.

ESG AND CORPORATE RESPONSIBILITY

The D&I Council reports directly to our Executive Management Committee (the “EMC”) and met regularly throughout 2021 to provide feedback and ideas that guide our strategy. To encourage productive conversations within our organization, we held monthly meetings in 2021 to provide opportunities for participants to engage in discussions on DEI education and initiatives. Additional accomplishments of the D&I Council include conducting a baseline survey to help inform future initiatives and implementing an internal blog for our associates to share diverse perspectives. The company also facilitated DEI awareness through periodic updates delivered by the D&I Council on all-company calls and through several reports from our CEO throughout the year.

We have adopted Board-approved anti-discrimination, anti-harassment, whistleblower and anti-retaliation policies that are updated and reviewed annually. We also make available to our associates an HR hotline where associates can make confidential and anonymous reports of misconduct. In 2021, we conducted intentional, strategic hiring to supplement the organization with new skill sets and perspectives. Our talent acquisition team uses internal and external resources to recruit highly-skilled and talented workers and we incent employee referrals for open positions.

We also commenced a series of diversity-focused trainings to raise awareness of unconscious bias and equip leaders to build inclusive teams. We encouraged each of our team members to engage in collaborative efforts to facilitate the formation of deeper relationships with those around them based on mutual respect and understanding. We conduct regular associate surveys to stay in tune with the concerns of our associates and to discover what we are doing well and what we need to improve upon. Last year, more than two-thirds of our workforce actively participated in engagement surveys.

COMMUNITY

Our company has a long and proud history in Western New York State that goes back to 1817. Five Star’s predecessor banks operated in rural areas and played important roles in helping to meet the deposit and credit needs of traditionally underserved markets. We continue that mission today all across our entire operating footprint. We are focused on supporting various organizations through fundraising efforts, educational sponsorships, community development efforts, food drives and partnerships with local universities.

Company volunteerism is another area in which we take great pride. Our associates give freely of their time, talent and financial resources, and many participate as volunteers, trustees and committee members of charitable organizations. In 2021, we:

•	Provided nearly $49 million in funding for low income/affordable housing projects representing $39 million in financing and $10 million in Low-Income Housing Tax Credit investments.

•	Donated $725 thousand to charity, of which $512 thousand was Community Reinvestment Act eligible.

•

Continued to make significant investments in products and people to ensure the availability and accessibility of safe, transparent and fair financial products, including a suite of products tailored to meet the needs of unbanked, underbanked and low-to-moderate income individuals in the communities we serve.

•

Through our S.T.A.R. Volunteers Program, our employees have the option to work one day per year, fully paid, volunteering in the community of their home or branch. Organizations, events and initiatives our employees have supported include Habitat for Humanity, The Salvation Army, Toys for Tots and the United Way Day of Caring.

Our Community Development Officer and community development loan officers build relationships and partnerships with community groups and civic and governmental leaders. Together, they identify and work to meet the community’s needs for banking services. Another key focus of their work is delivering guidance on the path to homeownership, providing

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ESG AND CORPORATE RESPONSIBILITY

vital home buyer education and financial literacy training. Our commercial lending team pursues opportunities throughout our footprint for financing affordable housing with debt and equity financing, as well as historic tax credit community development investments. Our goal is to advance housing opportunities and local community development by subsidizing projects for low and moderate-income families.

These initiatives and many more are described in the Five Star Bank 2021 Community Report, available on our website under News & Events.

ENVIRONMENTAL RESPONSIBILITY

Grounded in the legacy of our community-oriented traditions representing rural Western New York State for more than 200 years, we are committed to environmentally conscious activity. We believe that a successful future for our business and the customers and communities that we serve is dependent on the sustainability of our environment. Environmental challenges, in general, and climate change, in particular, present significant threats to the stability of the financial markets we participate in, and a corresponding societal impact on the communities that we serve. We believe that doing our part to address them is not only the right thing to do but also our corporate responsibility.

We remain committed to minimizing the impact of our operations on the environment and demonstrating leadership by incorporating environmental considerations into our business practices. Through our dynamic strategic planning and robust risk and governance frameworks, we strive to seize upon prudent new business opportunities arising from the transition to a low carbon society and address environmental risks to manage them appropriately.

We also believe that we can make a positive contribution by following prudent business practices that protect and conserve our natural resources. We embed the principles of advancing a circular economy into our practices through green investments and long-term implementation of new technologies and look for these commitments in the clients and businesses we serve.

We have undertaken a number of initiatives designed to reduce our impact on the environment and promote environmentally friendly projects and practices. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and financial center functions. Furthermore, in 2021, we:

•	Sourced 100% of our printer paper from the Sustainable Forestry Initiative.

•	Increased the use of e-records and e-signing technology resulting in reduced paper waste and carbon emissions.

•	Encouraged ecofriendly workplace practices by supporting recycling and separation of waste.

•	Continued the use of green and energy-efficient materials in new office construction projects.

We are mindful of the importance of exercising environmental sensitivity in our lending and business relationships. We continue to look for opportunities to support organizations that advance sustainability initiatives in our local communities.

We have invested in technological advancements focused on increasing efficiencies, lowering operating costs, optimizing capital expenditures and adding value for our customers. We are continuously researching innovative ways to boost efficiency, such as utilizing high-efficiency electrical equipment including LED and motion-activated lighting, solar panels, and high-efficiency HVAC units. We encourage environmentally friendly practices at our office locations to reduce water waste and the use of paper and plastics. We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, provides a strategic benefit to the company.

8	Financial Institutions, Inc.

ESG AND CORPORATE RESPONSIBILITY

GOVERNANCE

As a publicly-traded community financial institution we are mindful of the importance of maintaining a governance framework that provides appropriate oversight, transparency, and accountability of our operations. We are committed to achieving excellence in our sustainability governance practices and establishing a strong foundation for the long-term success of the company. We routinely engage with our shareholders to better understand their ESG views, carefully considering the feedback we receive and acting when appropriate.

We intend to conduct our business in a manner that is fair, ethical and responsible to earn and maintain the trust of our customers, employees, investors, partners and regulators.

Our Code of Business Conduct and Ethics requires that our directors, officers and colleagues comply with all applicable rules and regulations. Our Board of Directors, consisting of 10 independent directors plus our CEO, is responsible for oversight of the management of the company and its business for the long-term benefit of our shareholders. Our corporate governance policies and practices include evaluations of the Board and its committees and continuing director education. Our Environmental Responsibility Policy, Human Rights Policy, Third-Party Vendor Code of Conduct and Enterprise Risk Management Program (“ERM”) further support our stated ESG goals within our governance structure.

Our governance framework deploys cross-functional management-level committees that have requisite subject matter expertise and control to regularly oversee important matters like risk management, financial disclosure and internal control, projects, new or modified products and services, management of the assets and liabilities of the Bank, and governance. Each management committee reports to a Board Committee.

Core governance documentation—Board and management-level committee charters, Corporate Governance Guidelines and other company policies—are reviewed and updated at least annually to ensure that they remain current and are reflective of internal and external factors impacting our operations.

Our internal risk management teams oversee compliance with applicable laws and regulations and coordinate with subject matter experts throughout the business to identify, monitor and mitigate risk including, among other things: information security, cyber security, credit, liquidity, market and strategic risks. These teams maintain rigorous testing programs and regularly provide updates to the Risk Oversight Committee as well as the Board. Further, as a component of our risk management teams, the compliance department conducts annual training in the areas of Bank Secrecy Act and Anti-Money Laundering (“BSA-AML”), Fair Lending, Privacy, and Unfair, Deceptive or Abusive Acts and Practices (“UDAAP”), among others.

We have a robust information security and cyber defense program that incorporates multiple layers of physical, logical and written controls. We leverage the latest encryption configurations and technologies on our systems, devices and third-party connections and further vet third-party vendors’ encryption, as required, through our vendor management process. Our information security department maintains a risk assessment that is approved by the Board on an annual basis. Information security and cyber security training are conducted annually, and all employees are subject to simulated phishing attempts on an ongoing basis with results reported to the Risk Oversight Committee.

Our Board believes that director refreshment is an important component of good corporate governance. At our 2021 Annual Meeting, shareholders elected two new directors to our Board.

Several of our governance practices, including the Board’s role in risk oversight, stock ownership policies, corporate strategy and ERM, board composition and director nominees are summarized in the Corporate Governance and Board Matters section that follows.

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CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Corporate Governance Guidelines and other key governance policies and documents, including the charters for each of our standing Board committees, stock ownership requirements and our codes of conduct and ethics, are available on our website at www.fiiwarsaw.com by clicking on “Governance,” then on “Governance Documents.” Information available on our website is not a part of, and is not incorporated into, this proxy statement.

SEPARATE CHAIR AND CHIEF EXECUTIVE OFFICER

The Board believes that effective corporate governance is best accomplished if the roles of Chair of the Board and CEO are separated. The Board believes that separating these two positions allows each person to focus on their individual responsibilities, essential in the current business and economic environment. Under this structure, our CEO can focus attention on the day-to-day operations and performance of the company and work to implement our long-term strategic plan. At the same time, our non-executive Chair of the Board can focus attention on long-term strategic issues, setting the agenda for and presiding at Board meetings, working collaboratively with other Board members and providing insight and guidance to our CEO through regular interaction.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

The Board is actively engaged in the oversight and appropriate management of risk and ensures strategic objectives are aligned with our risk appetite. The Board approves our risk appetite statement, ERM Program, BSA-AML Policy and Program, Codes of Conduct and Ethics, Compliance Management Program and Policy, Information Security Program and Framework, and Risk Management Policy and reviews and updates each annually to ensure that our risk framework remains relevant and current to address evolving risk. Our Board committees conduct primary oversight of certain risks that may affect us, including ESG-related risks as detailed above in “ESG and Corporate Responsibility—Commitment to and Oversight of ESG.” The Risk Oversight Committee has oversight of our credit, capital, liquidity and funding, operational, compliance, legal, ESG, cybersecurity and electronic data processing risks, among others. The Audit Committee focuses on oversight of financial risks, including those that could arise from our accounting and financial reporting processes. The MD&C Committee oversees risks arising from our compensation policies and programs.

SUCCESSION PLANNING

The MD&C Committee actively participates in an ongoing review of our management succession plan, including discussion regarding the company’s leadership team with a focus on key positions at the senior and executive officer levels. This planning reflects our strong commitment to recruiting, developing, and retaining highly qualified executives, and our support for employee development and internal succession opportunities. Succession planning provides our organization alternatives in the event of both planned and unplanned succession needs.

Board of Director succession planning is overseen by the NG Committee and is further described on page 28.

SHAREHOLDER ENGAGEMENT

We believe that strong corporate governance includes consistent engagement with our shareholders. We engage with shareholders on a variety of topics throughout the year to ensure that we are addressing questions and concerns and to seek input on policies and practices. Our management team, including our CEO, Chief Financial Officer and Treasurer (“CFO”) and Chief Community Banking Officer, regularly engage in meaningful dialogue with our shareholders through quarterly earnings calls, industry conferences and other channels of communication.

In addition, we conduct an annual outreach to our largest shareholders and have conversations with corporate governance teams regarding executive compensation, corporate governance, performance and other topics of interest to our shareholders. Our most recent outreach effort, completed in early 2022, included 25 of our largest shareholders representing 53% of our outstanding shares. Shareholder feedback is regularly reviewed and considered by the Board and its committees and is reflected in adjustments to our policies and practices.

10	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

DIRECTOR RESIGNATION POLICY

Our Board has adopted a director resignation policy for director nominees who receive a majority of WITHHELD votes. The policy is incorporated into our Corporate Governance Guidelines. If the election is uncontested (the number of director nominees does not exceed the number of Board seats up for election and proxies are not being solicited by anyone other than us), once the vote has been tabulated and certified and it is established that a director nominee received more WITHHELD votes than FOR votes (with abstentions and broker non-votes not counted as either), the director must immediately submit his or her resignation to the Board.

On receipt of the resignation, the NG Committee will evaluate what is in the best interests of the company and its shareholders and will make a recommendation to the independent directors of the Board. The recommendation may include accepting or rejecting the resignation or taking other appropriate action, which may include addressing the perceived cause of the WITHHELD votes or determining that the director should not stand for re-nomination in the future. Within 90 days of the Annual Meeting, the independent directors will determine the action to be taken and a public announcement will be promptly made. Directors do not participate in deliberations or determinations relating to matters in which they have an interest.

DIRECTOR AND EXECUTIVE STOCK OWNERSHIP POLICIES

Stock Ownership Requirements

To demonstrate strong commitment to our company and sound corporate governance, our Board and EMC (members identified by footnote 1 to Executive Officers listing on page 66) must comply with the Director and Executive Stock Ownership Requirements (“Stock Requirements”) approved by our Board. Annually, the NG and MDC Committees review the Stock Requirements for participant compliance and make recommended changes to the Board to ensure they remain current and reflective of industry practices and investor expectations. Stock Requirements were increased in 2021 for the EMC and in 2022 for the Board. Current Stock Requirements are set forth below:

Position	Required Ownership

President and CEO	3x Annual Base Salary

Executive Vice Presidents	1.5x Annual Base Salary

Other Members of the Executive Management Committee	1x Annual Base Salary

Non-employee Directors	3x Annual Cash Retainer

Directors and EMC members are required to achieve the Stock Requirements within five years from their election as director or, in the case of an executive, from the date they were named a member of the EMC. Those subject to the Stock Requirements must retain at least 75% of shares we issued to them until they fulfill the ownership requirements above. Once these individuals achieve the required ownership levels, they must maintain that ownership for as long as they serve as directors or members of the EMC.

Pursuant to the Stock Requirements, directors and EMC members are deemed the owner of: shares they own outright, shares owned by immediate family members residing in the same household, shares of our stock held in the company stock fund of our 401(k) plan, shares acquired upon stock option exercises, shares held in trust for the benefit of the person and unvested time-based restricted shares or units.

In 2021, all directors and EMC members met the Stock Requirements or are within their five-year window to achieve compliance.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Clawback Provision

Our executive incentive compensation plan documents and award agreements incorporate a clawback provision to ensure that incentive compensation is paid based on accurate financial and operating data and the correct calculation of performance against incentive targets. This provision authorizes us to seek recovery of any payment, bonus, retention award or incentive compensation award that was determined using materially inaccurate information. To date, no clawback action has been required.

Derivatives, Pledging and Hedging Policy

Our Insider Trading Policy prohibits all employees and members of our Board of Directors from pledging shares on margin, trading in derivative securities of our common stock or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

CODE OF ETHICS

Expectations for our directors, officers and employees are memorialized in our Code of Business Conduct and Ethics Policy (“Code of Ethics”) that is annually approved by our Board of Directors. The Code of Ethics is applicable to all employees and covers professional conduct, including conflicts of interest, safeguarding of confidential information, financial responsibility, diversity and inclusion. New employees and existing employees (on an annual basis) are required to acknowledge receipt of and compliance with the Code of Ethics.

Additionally, we have a Code of Ethics for the CEO, CFO and senior financial officers that sets additional expectations for honest and ethical conduct and compliance with applicable laws, rules, and regulations applicable to financial related matters (this code of ethics and the Code of Ethics collectively are referred to as “Ethics Codes”). Each applicable employee must annually review and affirm their intent to comply with the Ethics Codes.

Current versions of these codes may be viewed on our website at www.fiiwarsaw.com by clicking on “Governance,” then on “Governance Documents.” Exceptions to any provision of the Ethics Codes must be approved by the Chief Compliance Officer. We intend to notify shareholders of any exceptions granted on our website at www.fiiwarsaw.com. We did not grant any exceptions during 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Related Party Transactions Policy provides for the oversight of related party transactions, as defined under Item 404(a) of Regulation S-K. Our Chief Risk Officer is notified when a potential related party transaction is being contemplated. Potential transactions are referred to the Audit Committee to determine whether the transaction is a related party transaction. If the Audit Committee determines that the potential transaction would be a related party transaction, the committee decides whether to approve or decline the proposed transaction. In determining whether to approve a potential related party transaction, the Audit Committee considers regulatory requirements, whether the transaction is consistent with the Ethics Codes, and all other factors it deems appropriate using its business judgment.

During 2021, we were not a party to any transaction or series of transactions, and there is not any currently proposed transaction, in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

•	Compensation arrangements described within this document; and

•	The transactions described below.

During 2021, certain of our directors and executive officers and their respective affiliates were customers of and had loans and/or other transactions with us. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they

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CORPORATE GOVERNANCE AND BOARD MATTERS

were made for comparable loans and other transactions with persons not related to us. These loans and other transactions did not involve more than the normal risk of collectability or present other unfavorable features to the company.

All loans to our directors and executive officers are subject to limitations contained in and made in conformity with the Federal Reserve Act and applicable regulations. Presently, we have such loans and expect to have similar loans with our directors, executive officers, substantial shareholders and their affiliates in the future.

CORPORATE STRATEGY AND ENTERPRISE RISK MANAGEMENT

Our Board of Directors regularly reviews our strategy, the environment in which we operate and the progress we are making toward the goals we set. Our Board has established a three-year strategic plan that clearly defines strategic priorities and underlying business unit objectives. The Board reviews and updates the three-year strategic plan annually to ensure that it remains current and relevant. The Board and Executive Committee regularly track the status and progress of meeting strategic objectives. We remain committed to an effective and efficient risk and control environment and our long-term strategy is firmly linked to our ERM Program.

Risk is an inherent part of our daily business and activities as a financial services institution. The company’s success and reputation depend on effectively managing all risks it faces to the benefit of our shareholders, customers and other stakeholders. We do this through robust, comprehensive risk management policies, controls and training. The company’s risk management philosophy focuses on achieving risk-adjusted returns through prudent risk-taking that is intended to protect shareholder value, manage unpredictability of risks and minimize potential adverse impact on operating performance and financial condition.

Effective risk management, which is further supported by our company-wide ERM framework, is a priority for the company’s leadership, and senior management requires thorough and frequent communication and the appropriate escalation of risk matters. Accordingly, the ERM framework integrates risk management into a comprehensive company-wide structure that facilitates the incorporation of risk assessments into strategic planning and decision-making processes across the company. Following a three-lines of defense model, the company’s risk management and compliance functions, respectively, operate independently from the lines of business, enabling them to effectively challenge business leaders. They are responsible for defining policies and frameworks for the management of risk across the company.

Given the complex and evolving nature of our lines of business, we invest time and resources in maintaining a risk-management culture that is incisive and knowledgeable and subject to ongoing review and enhancement.

Annually, our Board of Directors approves the ERM framework. The Risk Oversight Committee oversees the performance and administration of the ERM Program. The MD&C Committee reviews our Chief Risk Officer’s annual evaluation and certification of the design and operation of all incentive compensation plans prior to any award grant discussion. The MD&C Committee ensures that incentive compensation arrangements for all employees do not encourage inappropriate risk-taking.

BOARD COMPOSITION AND DIRECTOR NOMINEES

Director Independence and Qualifications

Our Corporate Governance Guidelines require that a majority of our directors be independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”). Only one management director, generally the CEO, will be permitted to serve on our Board at any given time. A director will not be considered “independent” unless our Board affirmatively determines that the director meets the applicable requirements of the Securities and Exchange Commission (the “SEC”) and Nasdaq and has no relationship with us that would interfere with the exercise of his or her independent judgment. The Board and its NG Committee have determined that each of our directors, except for President and CEO Martin K. Birmingham, is independent in accordance with the standards set forth by the SEC and Nasdaq.

2022 Proxy Statement	13

CORPORATE GOVERNANCE AND BOARD MATTERS

One of the Board’s most important responsibilities is identifying, evaluating and selecting Board candidates. The NG Committee is responsible for reviewing the qualifications of potential candidates and making recommendations to the Board regarding candidates for election and to fill vacancies that may occur between annual meetings of shareholders. The committee is also responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors.

The NG Committee intends to select nominees for director based on character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the company’s business environment, ability to make time commitments to the company, demonstrated teamwork and ability to bring unique and diverse perspectives and understandings to the Board.

The Board is committed to diversity in terms of the individual members, their experiences and areas of expertise. The pool of candidates from which the NG Committee recommends nominees includes female and racially/ethnically diverse candidates, and the NG Committee will instruct any third-party search firm it engages to include female and racially/ethnically diverse candidates in such pool. The NG Committee will identify, recommend and recruit candidates for nomination to the Board considering the diversity of Board members’ skills, experiences, age, race, ethnicity, gender and sexual orientation in addition to the qualities highlighted above. The Board seeks to balance the value that longevity of director service can bring to the company with the value of new ideas, perspectives and insights that come with the addition of new members to the Board.

Board Refreshment

Our Board believes that director refreshment is an important component of good corporate governance. At our 2021 annual meeting, shareholders elected two new directors to our Board. Five new directors have joined the Board over the past six years.

The NG Committee continued to discuss implementing age and term limits for members of our Board of Directors in 2021, observing the level of director refresh that has occurred, deep experience and significant contributions being made by directors, and other factors bearing on director succession.

Board Self-Assessment

The Board is committed to regularly assessing its own performance to identify its strengths as well as areas in which it may improve performance. The self-evaluation process, which is established by the NG Committee, involves the completion of annual written evaluations for each director and the full Board, review and discussion of the results of the evaluations by both the committee and full Board and the consideration of actions to address any issues. In addition, as part of the evaluation process of director, board and committee performance, the Chair of the Board meets with each director individually.

Shareholder Nominees

The NG Committee will consider nominees for the Board recommended by shareholders. Information regarding this process is provided in our Corporate Governance Guidelines and Amended and Restated Bylaws (our “Bylaws”) and is further discussed in “Committees of the Board—Nominating & Governance Committee” on page 28.

COMMUNICATION WITH OUR BOARD

Shareholders may communicate with the Board of Directors or any individual director by sending the communication to the attention of our Corporate Secretary at our corporate headquarters at 220 Liberty Street, Warsaw, NY 14569. Any communication received will be forwarded to the Board or individual directors, as appropriate.

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PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is elected at each annual meeting of shareholders for a term expiring at the third successive annual meeting and until their respective successors have been elected and qualified. The Board of Directors is authorized by our Bylaws to determine, from time to time, the number of directors that constitute our Board. The Board size is currently set at eleven members. The nominees for director at the Annual Meeting are:

•	Martin K. Birmingham

•	Samuel M. Gullo

•	Kim E. VanGelder

Each of these individuals has been nominated by the Board of Directors, upon the recommendation of the NG Committee, to stand for election for a term expiring at the company’s annual meeting to be held in 2025 and until his or her respective successor is duly elected and qualified.

The nominees recommended by the Board of Directors have consented to serve as nominees for election to the Board and to serve as members of the Board if elected by the company’s shareholders. As of the date of this proxy statement, the company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of the NG Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees.

The following pages contain a biography of each director nominee and director continuing in office with information regarding the individual’s service as a director, business and other experiences, director positions and information regarding experiences, qualifications, attributes and skills considered by the NG Committee and the Board.

Ages shown are as of December 31, 2021. No director, director nominee or executive officer has any family relationship with any director, executive officer or person nominated or chosen by the company to become a director or executive officer.

The Board of Directors unanimously recommends that shareholders elect nominees Martin K. Birmingham, Samuel M. Gullo and Kim E. VanGelder and recommends that you vote “FOR ALL NOMINEES”

2022 Proxy Statement	15

PROPOSAL 1. ELECTION OF DIRECTORS

BUSINESS EXPERIENCE AND QUALIFICATION OF DIRECTORS

DIRECTOR BIOGRAPHIES — NOMINEES

 MARTIN K. BIRMINGHAM

Director Since: 2013 Age: 55 Term Expires: 2022

Business Experience

–  President and Chief Executive Officer of the company and the Bank since March 2013

–  President and Chief of Community Banking of the Bank (2012–2013)

–  Commercial Banking Executive and Rochester Region President of the Bank (2005–2012)

–  President, CEO and Director of subsidiary, The National Bank of Geneva, 2005

–  President of Rochester Region, Bank of America (2004–2005)

–  Progressive corporate banking roles including Regional President, Fleet Financial Group (1989–2004)

Current Nonprofit Boards

–  New York Bankers Association (Treasurer)

–  AAA of Central and Western New York, Inc. (Past Chair and Past Vice-Chair)

–  Greater Rochester Chamber of Commerce

–  MCC Foundation

–  ROC2025

–  St. John Fisher College (Former Chair)

–  The Business Council of New York State

–  University of Rochester Medical Center

Past Nonprofit Boards

–  Federal Reserve Bank of NY Community Depository Institutions Advisory Council; The Strong National Museum of Play; St. Ann’s of Greater Rochester Foundation; United Way of Greater Rochester; American Red Cross; Seneca Park Zoo Society; and YMCA of Greater Rochester

Education

–  St. Lawrence University

–  MBA, Simon Business School at the University of Rochester

–  Honorary Doctorate of Humane Letters, St. John Fisher College

16	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — NOMINEES

 SAMUEL M. GULLO

Director Since: 2000 Age: 73 Term Expires: 2022 Independent Committee Membership: ● Audit ● Management Development & Compensation

Business Experience

–  Owner and operator of Family Furniture, a retail furniture sales business in Perry, NY, since 1976 and real estate owner and developer for more than 40 years in Wyoming, Genesee and Livingston counties

–  Owner and Chief Executive Officer of American Classic Outfitters (2002–2009)

–  Director of subsidiary Wyoming County Bank until its merger with the Bank in 2005

Current Nonprofit Boards

–  Vice Chairman and Director of the Wyoming County Business Center

Past Nonprofit Boards

–  Current member, past Director and past President of the Wyoming County Chamber of Commerce (formerly the Wyoming County Business Development Corporation)

–  Iroquois Trail Council, Boy Scouts of America

Education

–  Niagara University

 KIM E. VANGELDER

Director Since: 2016 Age: 57 Term Expires: 2022 Independent Committee Membership: ● Risk Oversight (Chair) ● Nominating & Governance ● Technology & Data

Business Experience

–  Chief Information Officer of Eastman Kodak Company, a global technology company focused on print and advanced materials and chemicals, since 2014

–  Progressive information technology roles at Kodak including leading the group responsible for defining Kodak’s global information technology architecture and standards and building the organization responsible for supporting Kodak’s worldwide SAP implementation. Also served as Director of Worldwide Customer Operations from 2011 to 2014

Current Nonprofit Boards

–  Rochester Institute of Technology

–  Western New York Society for Information Management

Past Nonprofit Boards

–  Rochester Area Community Foundation

–  Dean’s Advisory Council for Golisano College of Computing and Information Sciences, Rochester Institute of Technology

Education

–  Rochester Institute of Technology

2022 Proxy Statement	17

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 DONALD K. BOSWELL

Director Since: 2017 Age: 70 Term Expires: 2023 Independent Committee Membership: ● Nominating & Governance (Chair) ● Technology & Data

Business Experience

–  President and CEO Emeritus and Consultant for the Western New York Public Broadcasting Association (WNED-TV; WBFO-FM) since 2021; President and CEO (1998–2021)

–  North Texas Public Broadcasting, Inc., Dallas/Fort Worth/Denton: Executive Vice President and COO (1997); Acting President (1996–1997); Vice President of Marketing and Corporate Development (1986–1996); and Vice President of Development (1982–1986)

–  KCTS-TV, Seattle: Vice President of Development (1981–1982)

–  WVIA-TV/FM, Pittston, Pennsylvania: Corporate Underwriting Specialist and Director of Community Relations/Producer (1977–1981)

Past Public Company Boards

–  HSBC Bank USA, N.A.

Current Nonprofit Boards

–  43 x 79 Group; American Public Television; AAA of Central and Western New York, Inc.; AAA National Board; American Friends of the Art Gallery of Ontario (Chair); Independent Health; The John R. Oishei Foundation; and PBS (Past Vice Chair)

Past Other Company Boards

–  Blue Cross Blue Shield (Health Now)

–  New Era Cap Company

Education

–  Pennsylvania State University; BS and M.Ed.

–  Management Development Certificate, The Wharton School at The University of Pennsylvania

–  Honorary Doctorate of Laws and Letters, Canisius College and D’Youville College

 DAWN H. BURLEW

Director Since: 2017 Age: 57 Term Expires: 2024 Independent Committee Membership: ● Technology & Data (Chair) ● Management Development & Compensation ● Risk Oversight

Business Experience

–  Director of Government Affairs & Business Development, Global Government Division of Corning Incorporated since 2008

–  Town of Erin Supervisor since 2014

–  Corning Incorporated: Corporate Real Estate Portfolio Manager (2002–2008); Progressive corporate and management roles (1984–2002)

Current Nonprofit Boards

–  Bethany Village (Chair); Business Council of New York State (Vice Chair); Chemung County Industrial Development Agency (Vice Chair); Chemung County Property Development Corp. (Vice Chair); Chemung County Chamber of Commerce (Vice Chair); Corning Community College Development Foundation; Corning Community College Housing LLC; Corning’s Gaffer District; Donald Guthrie Foundation; Guthrie Corning Hospital (Vice Chair); Incubator Works; International Motor Racing Research Center; Southern Tier Central Regional Planning & Development; Southern Tier Economic Growth (“STEG”); Southern Tier Regional Economic Development Council Loan Fund; Southern Tier Regional Economic Development Council; Three Rivers Development Corp. (Vice Chair); Regional Economic Development and Energy Corporation (“REDEC”) (Past Chair); and Watson Homestead Conference & Retreat Center (Treasurer)

Education

–  Cazenovia College and Keuka College

18	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 ANDREW W. DORN JR.

Director Since: 2014 Age: 71 Term Expires: 2023 Independent Committee Membership: ● Management Development & Compensation (Chair) ● Executive ● Risk Oversight

Business Experience

–  Chairman, Coal Ash Recycling, LLC, a private company focused on the beneficial reuse of coal ash to make lower carbon “green” concrete, since 2021

–  Co-Managing Director of Energy Solutions Consortium, LLC (2015–2021)

–  Managing member of Moundsville Power LLC (2012–2015)

–  Chairman and Chief Financial Officer of Demand Response Partners, Inc. (2008–2015)

–  President and Chief Investment Officer of Hunterview LLC (2008–2013)

–  Led formation of Great Lakes Bancorp, parent company of Greater Buffalo Savings Bank; President and Chief Executive Officer (1997–2008)

–  Led formation of Jamestown Savings Bank; President and Chief Executive Officer (1994–1997)

Past Public Company Boards

–  Great Lakes Bancorp

Current Nonprofit Boards

–  D’Youville College (Former Chairman)

–  Health Foundation for Western & Central New York

–  The Western New York Foundation

Past Nonprofit Boards

–  Brooks Memorial Hospital (Vice Chairman); Buffalo Urban League; Chautauqua County Fund for the Arts (Chairman); Northern Chautauqua Chamber of Commerce (President); United Way of Chautauqua County (Vice Chairman); and several additional community and nonprofit boards in Erie and Chautauqua counties

Education

–  University at Buffalo–State University of New York

–  MBA, Canisius College

 ROBERT M. GLASER

Director Since: 2014 Age: 75 Term Expires: 2023 Independent Committee Membership: ● Audit (Chair) ● Executive

Business Experience

–  Certified Public Accountant and President of Glaser Consulting, LLC, a strategic consulting company, since 2016

–  Retired Chairman of the Board of Freed Maxick CPAs, P.C. (2011–2015)

–  Joined Freed Maxick CPAs, P.C. as a partner in 1981 and served as Chairman and Managing Director (1994–2011)

–  Price Waterhouse (1968–1981)

Former Appointed Positions

–  Chairman of the Erie County Fiscal Stability Authority

–  Independent Judicial Election Qualification Commission for the Eighth Judicial District

Current Private Company Boards

–  NA Realty Fund I and NA Realty Fund II

–  Noco, Inc.

Past Nonprofit Boards

–  Audit Committee for Kaleida Health; CPA Associates, Inc.; and several nonprofit and cultural boards in Western New York

Education

–  Canisius College

2022 Proxy Statement	19

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 SUSAN R. HOLLIDAY

Director Since: 2002 Chair Since: 2021 Vice Chair: 2020–2021 Age: 66 Term Expires: 2023 Independent Committee Membership: ● Executive (Chair)

Business Experience

–  Chief Executive Officer of Dumbwaiter Design, LLC, a full-service web and app design and development firm, since 2011

–  President and Publisher of the Rochester Business Journal (1988–2016)

Past Public Company Boards

–  Rochester Gas & Electric Corp

Current Private Company Boards

–  Complemar Partners, Inc.

Past Other Company Boards

–  Key Bank of New York

Current Nonprofit Boards

–  Greater Rochester Chamber of Commerce (Past Chair)

–  Health Care Trustees of New York State (Chair)

–  Healthcare Association of New York State

–  MCC Foundation

–  Rochester Institute of Technology (Vice Chair)

–  University of Rochester Medical Center (Past Chair)

Past Nonprofit Boards

–  Rochester Museum & Science Center (Chair); United Way of Greater Rochester (Vice Chair); and several additional community and nonprofit boards

Education

–  Cornell University

–  MBA, Rochester Institute of Technology

 ROBERT N. LATELLA

Director Since: 2005 Chair: 2014–2021 Vice Chair: 2012–2014 Age: 79 Term Expires: 2024 Independent Committee Membership: ● Executive ● Nominating & Governance ● Technology & Data

Business Experience

–  Of Counsel at the law firm Barclay Damon, LLP since 2009; Partner (2004-2009)

–  Chief Operating Officer of Integrated Nano-Technologies, LLC (2009 to 2019)

–  Previous Roles: Chief Operating Officer of the Genesee Corporation; Chief Financial Officer of The Case Hoyt Corporation and Managing Partner of Harter Secrest & Emery LLP

Past Public Company Boards

–  Genesee Corporation

Past Other Company Boards

–  Marine Midland Bank–Rochester

Current Nonprofit Boards

–  University of Rochester Medical Center (Member, Executive Committee, Chair of Audit and Risk Assessment Committee, and Former Chair)

–  Highland Hospital of Rochester (Senior Member of Board and Former Chair)

–  Highland Community Development Corporation

–  Highland Living Center

–  The Highlands at Brighton

Past Nonprofit Boards

–  Monroe Community College (Trustee and Chair); Monroe Community College Foundation, Inc.; and several additional community and nonprofit boards

Education

–  Fordham College

–  LLB, Vanderbilt University School of Law

–  LLM, New York University School of Law

20	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES — DIRECTORS CONTINUING IN OFFICE

 MAURICIO F. RIVEROS

Director Since: 2021 Age: 46 Term Expires: 2024 Independent Committee Membership: ● Technology & Data

Business Experience

–  Chief Operating Officer of The Pike Companies LTD since March 2021

–  President of LECESSE Construction Services, a division of The Pike Companies, LTD. (2017–March 2021)

–  Chief Innovation Officer of The Pike Company (2014–March 2021)

–  The Pike Company: Vice President – Project Controls (2011–2014) and Director of Retail Division (2007–2011)

–  President of Riveros Contracting (2004–2007)

–  National Director of Canadian Executive Service Organization (Bolivia) (2003–2004)

–  Director of Strategic Planning for the Government of Bolivia (1999–2003)

Current Nonprofit Boards

–  Center for Governmental Research

–  Roberts Wesleyan College

–  St. Ann’s Community

–  YMCA of Greater Rochester

Education

–  Master of Economic Law, La Universidad Andina Simon Bolivar (Bolivia)

–  Law Degree, La Universidad Catolica Boliviana (Bolivia)

 MARK A. ZUPAN, PHD

Director Since: 2021 Age: 62 Term Expires: 2024 Independent Committee Membership: ● Audit ● Risk Oversight

Business Experience

–  President of Alfred University since 2016

–  Simon Business School at the University of Rochester: Director of the Bradley Policy Center and Olin Professor of Economics and Public Policy (2014–2016) and Dean and Professor of Economics and Public Policy (2004-2014)

–  Dean and Professor of Economics at Eller College of Management, University of Arizona (1997–2003)

–  Visiting Professor, Amos Tuck School of Business Administration at Dartmouth College (Fall 1995)

–  Marshall School of Business at the University of Southern California: Associate Dean (1992–1994), Associate Professor (1991–1996) and Assistant Professor (1986–1991)

Past Public Company Boards

–  Constellation Brands

–  PaeTec Holding Corporation

–  Steuben Trust Company

Current Nonprofit Boards

–  Allegany County Economic Development Committee

Past Nonprofit Boards

–  Harley School

–  Western New York Regional Economic Development Council

–  United Way of Southern Arizona

Education

–  Harvard University

–  Ph.D., Massachusetts Institute of Technology (MIT)

2022 Proxy Statement	21

PROPOSAL 1. ELECTION OF DIRECTORS

BOARD OF DIRECTOR SKILLS MATRIX

The Board utilizes a skills matrix to facilitate the comparison of its directors’ skills versus those deemed necessary to provide appropriate oversight over the company’s operations and current strategy. The matrix serves as an important director succession planning tool the NG Committee utilizes to recommend candidates to be nominated for election to the Board. Each year, the NG Committee assesses the ongoing relevance of the skills set forth in the matrix and evaluates the skills included in the matrix against the company’s strategy to ensure that director nominees have the complementary experience, qualifications, skills, and attributes to provide requisite oversight over company operations, including execution of the company’s three-year strategic plan and delivering long term shareholder value. During its most recent annual update, the NG Committee undertook a comprehensive review and refresh of the skills matrix to further align it with the company’s three-year strategic plan, and to add definitions and a statement as to why each skill is important to demonstrate why it believes each of our nominees and directors continuing in office are qualified to serve as members of the Board.

Director	Financial Expert	Financial Services Industry	Leadership	Nonprofit Board	Public Board	Regulated Industries / Govt.	Risk Oversight	Strategic Dev.	Technology & Digital Innovation
Birmingham		✓	✓	✓		✓	✓	✓
Boswell		✓	✓	✓	✓	✓	✓	✓	✓
Burlew	✓		✓	✓		✓	✓	✓	✓
Dorn	✓	✓	✓	✓	✓	✓	✓	✓
Glaser	✓	✓	✓	✓		✓	✓	✓
Gullo			✓	✓		✓	✓	✓
Holliday, Chair			✓	✓	✓	✓	✓	✓	✓
Latella	✓		✓	✓	✓		✓	✓
Riveros			✓	✓			✓	✓	✓
VanGelder			✓	✓			✓	✓	✓
Zupan, PhD	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial Expert

Definition: Requires an understanding of generally accepted accounting principles and financial statements; experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals, and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the company’s financial statements; experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the company’s financial statements; experience with internal controls and procedures for financial reporting; and an understanding of audit committee functions.

Why we value this skill: A director’s knowledge of or experience in accounting, financial reporting or auditing processes and standards is important to effectively oversee the company’s financial position and condition and the accurate reporting thereof, and to assess the company’s strategic objectives from a financial perspective.

Financial Services Industry Experience

Definition: Financial services industry experience outside of service on our Board, such as serving on another board or working for a company that markets and sells banking, lending, investment, or insurance products or services.

Why we value this skill: Experience in the financial services industry is vital in understanding, overseeing and reviewing our strategy, including opportunities and challenges facing our businesses. Directors with this skill have specific insight and expertise that will foster active participation in the development and implementation of our operating plan and business strategy.

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PROPOSAL 1. ELECTION OF DIRECTORS

Leadership Experience

Definition: Experience serving as CEO, CFO, chief accounting officer, chief operating officer, chief human resources officer, or other senior executive role with hands-on leadership experience in core management areas such as strategic and operational planning and execution, financial reporting, compliance, risk management, cybersecurity, human capital, leadership development, and ESG.

Why we value this skill: This skill provides directors with a practical understanding of organizations, processes, strategic planning and risk management to assess, develop and implement the company’s strategy. Experience as a high-level executive provides the hands-on experience needed to obtain a practical understanding of complex organizations like ours. We seek directors who have served in significant leadership positions and who possess strong abilities to motivate and manage others.

Nonprofit Board Experience

Definition: A dedicated and significant commitment to community engagement through membership on multiple Boards of nonprofits or community organizations.

Why we value this skill: As a community bank, we are committed to creating a measurable impact in neighborhoods and communities across our geographic footprint and therefore value directors and nominees who seek out opportunities for community engagement and have experience working on nonprofit boards or civic and charitable entities.

Public Board Experience

Definition: Past or present board member of another publicly-traded company.

Why we value this skill: Service on the boards of other public companies provides directors with an understanding of corporate governance practices, trends and insights into board management, strong board and management accountability, protecting stakeholder interests, relations between the board, and senior management, agenda setting, and succession planning.

Regulated Industries/Government Experience

Definition: Knowledge and experience with legal and regulatory issues, compliance obligations and governmental policies.

Why we value this skill: Directors with experience in regulated industries and governmental sectors are vital in helping the company navigate the complex and rapidly evolving legal and regulatory landscape in which we operate.

Risk Oversight Experience

Definition: Experience assessing and mitigating significant competitive, regulatory, legal, or technological risks across an enterprise.

Why we value this skill: The Board plays a key role in risk oversight and closely monitors administration of the company’s robust ERM Program. Therefore, we seek directors who can help identify, manage, and mitigate key risks, including cybersecurity, regulatory compliance, and human capital.

Strategic Development

Definition: Experience developing and executing long-term strategic plans to encourage innovation and growth and managing the operations of a business or large organization.

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PROPOSAL 1. ELECTION OF DIRECTORS

Why we value this skill: Directors with this skill can assist the Board in oversight of the development and implementation of the company’s three-year strategic plan, one of the Board’s fundamental functions.

Technology & Digital Innovation Experience

Definition: Experience in developing technology businesses, anticipating technological trends and driving innovation and product development.

Why we value this skill: Directors with an understanding of technology as both a challenge and an opportunity for growth can help address emerging needs and challenges for our business.

BOARD DIVERSITY MATRIX (AS OF APRIL 19, 2022)

Total Number of Directors	11

	Female	Male

Part I: Gender Identity

Directors	3	8

Part II: Demographic Background

African American or Black	—	1

Hispanic or Latinx	—	1

White	3	6

24	Financial Institutions, Inc.

PROPOSAL 1. ELECTION OF DIRECTORS

DIVERSITY AND TENURE OF OUR DIRECTORS

2022 Proxy Statement	25

PROPOSAL 1. ELECTION OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

The Board meets on a regularly scheduled basis throughout the year to review significant developments, act on matters that require Board approval and perform its oversight functions. The Board also conducts an annual two-day offsite retreat with meetings dedicated to strategic reflection and updating the company’s three-year strategic plan. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2021, our Board of Directors met eight times. All directors attended more than 75% of the Board meetings and the meetings of Board committees on which they serve.

The Board has six standing committees: Audit, Executive, MD&C, NG, Risk Oversight and Technology & Data. All committees are comprised of independent directors. Committees function under written charters that outline their respective authority, membership, meetings, duties and responsibilities, along with the company’s Corporate Governance Guidelines and Bylaws. Committee charters and the Corporate Governance Guidelines are reviewed and updated at least annually by the Board and are available on our website at www.fiiwarsaw.com by clicking on “Governance”, then on “Governance Documents.”

The current composition of each committee of the Board and the number of meetings each committee held in 2021 are provided below.

Director	Audit Committee	Executive Committee	Management Development & Compensation Committee	Nominating & Governance Committee	Risk Oversight Committee	Technology & Data Committee

Boswell				Chair		✓

Burlew			✓		✓	Chair

Dorn		✓	Chair		✓

Glaser	Chair	✓

Gullo	✓		✓

Holliday, Chair		Chair

Latella		✓		✓		✓

Riveros						✓

VanGelder				✓	Chair	✓

Zupan	✓				✓

2021 Meetings	8	6	6	5	5	4

COMMITTEES OF THE BOARD

The Board has established six standing committees to assist in performing oversight functions. Board leadership and membership are established at least annually by the Board upon recommendations made by the Chair and the NG Committee. Each Board committee is composed entirely of independent directors.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to financial controls and disclosures. The primary roles of the Audit Committee are to:

●	Serve as an independent and objective party to oversee the integrity of our financial statements and accounting and financial reporting process.

●	Monitor our compliance with legal and regulatory requirements relative to financial controls and disclosures.

●	Review and assess the performance of our internal audit department.

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PROPOSAL 1. ELECTION OF DIRECTORS

●	Review all potential related party transactions for conflict of interest situations.

●	Ensure that our financial related disclosures appropriately reflect our oversight over ESG matters.

●	Select and regularly assess the performance of our independent public accounting firm.

●	Monitor the qualifications, independence and performance of our independent public accounting firm.

●	Oversee our system of disclosure controls and procedures.

●	Oversee our internal controls over financial reporting.

●	Oversee our compliance with ethical standards.

●	Provide an open forum for communication among the independent public accounting firm, senior management, the internal audit department, and the Board.

The Audit Committee is required to meet at least four times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board has affirmatively determined that all Audit Committee members are independent as defined by SEC rules and Nasdaq listing standards applicable to audit committees.

Mr. Glaser, who chairs the committee, is an “audit committee financial expert” within the meaning of SEC regulations.

Executive Committee

The Executive Committee is charged with assisting the Board of Directors in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to strategic planning and execution and corporate development activities. The Executive Committee’s primary roles are to:

●

Make recommendations to the Board and assist the Board in its oversight responsibility for strategic planning, strategic execution, and merger, acquisition, branching and other business expansion proposals.

●

Act on behalf of the Board on resolutions involving routine or operational matters, and such other matters as are specifically delegated to the Executive Committee by the Board, subject to the limitations set forth in our Bylaws and the laws of the State of New York.

Through its oversight of execution of strategic goals and initiatives, the Committee reviews the status and progress of ESG related objectives. The Executive Committee is required to meet at least four times annually and meets during the months in which there is no regular meeting of the Board.

Management Development & Compensation Committee

The MD&C Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to the attraction and retention of the company’s senior leadership and the company’s management compensation policies and practices. The MD&C Committee’s primary roles are to:

●	Oversee the development and implementation of our plans, policies and programs for the development of senior leadership and the succession plan for executive officers.

●	Independently determine and approve the compensation of our CEO and other executive officers and review and approve the incentive compensation policies and programs for our officers.

●	Review and approve the annual Compensation Discussion and Analysis (“CD&A”) for our annual proxy statement.

●

Oversee the development and implementation of our diversity, social responsibility, and human rights related strategies and initiatives, in furtherance of the company’s three-year strategic plan, including strategic outcomes relative to ESG.

The MD&C Committee also:

●	Reviews and approves corporate goals and objectives relevant to our CEO and members of EMC and evaluates their performance in light of those goals and objectives.

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PROPOSAL 1. ELECTION OF DIRECTORS

●	Creates a CEO Succession Plan and oversees succession plans for EMC members.

●	Evaluates the risks associated with the company’s compensation philosophy and compensation programs.

●

Approves the “peer group” to be used for competitive compensation analysis and then evaluates competitive compensation levels for our executives based on reliable industry analyses using the approved peer group.

●	Approves all grants and awards under the company’s stock incentive plan or any successor benefit plan thereto and administers the Plan in accordance with its terms.

●	Provides support to the company’s efforts around Diversity and Inclusion.

●

Evaluates competitive compensation levels for Directors, including the Chair of the Board, based on reliable industry analysis using the approved peer group, and make Director compensation recommendations to the Board for approval.

The MD&C Committee is required to meet at least four times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors, including from an independent compensation consultant, and approves the associated fees and terms of engagement. The Board has affirmatively determined that all MD&C Committee members are independent as defined by Nasdaq listing standards applicable to compensation committees.

Nominating & Governance Committee

The NG Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to governance matters. The NG Committee’s primary roles are to:

●	Identify qualified individuals to become directors.

●	Recommend to the Board qualified director nominees for election at the shareholders’ annual meeting.

●	Determine membership on the Board committees, with input from appropriate resources including the Board Chair.

●	Regularly review and monitor the Corporate Governance Guidelines.

●	Conduct annual self-evaluations of the Board and Board committees.

●	Develop and administer orientation and development programs for directors.

●	Support Board oversight over ESG, with specific focus on ensuring sound governance practices over ESG.

The NG Committee considers recommendations for director candidates made by shareholders. Such recommendations should be sent to the attention of our Corporate Secretary at our corporate headquarters. The NG Committee evaluates all director candidates on the same basis, provided that current directors may be evaluated primarily based on their record of performance as a director of the company. All nominees should possess personal and professional integrity, good business judgment, and experience and skills that will enable them, in conjunction with current Board members, to effectively serve the long-term interests of the company and its shareholders.

The NG Committee considers whether the candidate is “independent” under applicable SEC rules and Nasdaq listing standards and whether the candidate fits the Board’s current needs for diversity, geographic connections to the company’s market region and professional expertise in its process of evaluating director candidates. The NG Committee investigates and interviews director candidates as it deems necessary to make a fair evaluation. If a majority of the NG Committee determines a candidate is qualified, the committee may propose the candidate to the Board as a nominee for election, to fill a vacancy, or to be held in reserve in a prospective director pool.

Our Corporate Governance Guidelines task the NG Committee with composing a Board of Directors that reflects diverse experience, gender, race, personal qualities and accomplishments. The committee implements this policy through discussions and deliberations among committee members and assesses its effectiveness annually as part of its self-evaluation process. Pursuant to our Corporate Governance Guidelines, the NG Committee includes female and racially/ethnically diverse candidates in the pool of candidates from which it recommends nominees, either directly or through any third-party search firm.

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PROPOSAL 1. ELECTION OF DIRECTORS

The NG Committee believes the years of service provided by our continuing directors have given them extensive knowledge of our business and the banking industry. The committee engages in a thorough vetting process of director nominees and an annual evaluation of each of our directors. This process helps provide for a Board that is engaged and refreshed when appropriate. The NG Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not currently needed given the current composition and contributions being made by our directors and the level of refresh that has occurred with the onboarding of two new directors in 2021 and five new directors over the past six years.

Risk Oversight Committee

The Risk Oversight Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to risk oversight. The Risk Oversight Committee’s primary roles are to provide oversight of:

●	Our ERM framework.

●	Our capital, liquidity and funding planning and strategy.

●	Our risk appetite statement, including risk tolerance levels and limits.

●	The performance of our risk management function.

The Risk Oversight Committee assists the Board in its oversight of our risk appetite statement, including risk tolerance levels and limits consistent with our strategic objectives. It also reviews our ERM framework and processes, including those policies, procedures and practices employed to identify, measure, monitor and control our risk profile.

In performance of its oversight functions, the committee meets at least quarterly with our risk management leaders. At these meetings, the committee receives quarterly updates from management on the nature and management of all material risks, our cybersecurity risk profile and cybersecurity program initiatives, and performance of our ERM, BSA-AML, Compliance, Fair Lending and Information Security Programs.

Technology & Data Committee

The Technology & Data Committee assists the Board in fulfilling its oversight and fiduciary responsibilities over the company and its subsidiaries relative to technology and enterprise data management. The Technology & Data Committee’s primary role is to oversee major technology investment, strategy, operational performance and trends that might affect our operations.

The Committee’s responsibilities include:

●	Review and oversee significant technology and enterprise data related strategies, investments and expenditures.

●

Monitor and evaluate existing and future trends in technology and the financial service industry’s use of technology; assess and make recommendations to the Board regarding opportunities to leverage technology to drive organizational strategy and performance.

●	Monitor and evaluate existing and future trends with enterprise data management and the financial industry’s use of data to maximize the customer experience value.

The Technology & Data Committee is required to meet at least four times annually.

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PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, the skill levels required, and the competitive market for director compensation.

During 2021, independent directors were eligible to receive annual cash retainers for serving on our Board of Directors and the board of directors of the Bank, our wholly-owned subsidiary. Independent directors may elect to receive any portion of their annual retainer in an equivalent grant of shares of our common stock. We provide our Chair a car allowance and reimburse other independent directors for reasonable travel expenses to attend meetings.

The following chart sets forth the amount we pay non-employee directors for their service on the board of directors of Financial Institutions, Inc. (“FII”) and the board of directors of the Bank, including the leadership roles noted below:

	FII	Five Star Bank

Annual Retainer Fees:

Chair	$70,000	$35,000

Chair of the Audit Committee	43,500	21,500

Chair of the MD&C Committee	40,000	20,000

Chair of the NG, Risk Oversight and Technology & Data Committees	38,500	19,000

Other Directors	33,500	16,500

Non-employee members of the Board also received a grant of restricted shares with a value of $30,000 on June 16, 2021, the date of the 2021 annual meeting of shareholders. The number of shares issued was based upon the closing price of the company’s common stock on the date of the grant.

Fifty percent (50%) of the shares vest immediately upon the date of the grant, and if the director remains in continuous service as our director, the remaining fifty percent (50%) of the shares vest on the day prior to our 2022 Annual Meeting of shareholders. Subject to the terms of individual award agreements, if a director ceases to serve as our director prior to the shares vesting, the shares will be immediately forfeited. The 2021 restricted share awards do not entitle directors to receive any dividends paid with respect to unvested shares of restricted stock.

For additional information regarding Stock Requirements for Directors, please see the discussion under “Stock Ownership Requirements” on page 11.

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PROPOSAL 1. ELECTION OF DIRECTORS

Compensation paid to directors in 2021 for service on the Boards of both FII and the Bank is summarized below.

Director Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	All Other Compensation (4) ($)	Total ($)

Donald K. Boswell	57,500	29,976	—	87,476

Dawn H. Burlew	57,500	29,976	—	87,476

Andrew W. Dorn Jr.	60,000	29,976	—	89,976

Robert M. Glaser	65,000	29,976	—	94,976

Samuel M. Gullo	50,000	29,976	—	79,976

Susan R. Holliday	105,000	29,976	5,250	140,226

Robert N. Latella	50,000	29,976	3,750	83,726

Mauricio F. Riveros	50,000	29,976	—	79,976

Kim E. VanGelder	57,500	29,976	—	87,476

Mark A. Zupan	50,000	29,976	—	79,976

(1)

Annual retainer, including the portion elected to be paid in shares of common stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2021: Mr. Boswell—312 shares, Ms. Burlew—987 shares, Mr. Glaser—1,013 shares, Mr. Gullo—779 shares Mr. Riveros—310 shares, Ms. VanGelder—1.793 shares and Mr. Zupan—778 shares.

(2)	Aggregate grant date fair value, calculated in accordance with FASB Topic ASC 718, of 935 shares of restricted stock granted under the 2015 Long-Term Incentive Plan to each director.

(3)	Each director held 468 shares of unvested restricted stock awards as of December 31, 2021. No director held any stock options as of December 31, 2021.

(4)	Car allowance of $750 per month for service as Chair of the Board during 2021.

ANNUAL MEETING ATTENDANCE

Directors are expected to attend the Annual Meeting, either in person or virtually, absent extenuating circumstances. All directors attended last year’s annual meeting.

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PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high-performing talent and properly incentivize executives to continually improve company performance and increase shareholder value over time. In support of educated decision making as it relates to executive compensation, we utilize an independent third-party compensation consultant to conduct competitive market analysis of executive positions annually. We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

At the 2018 annual meeting, shareholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), every year until the next vote on the frequency of shareholder votes on executive compensation, which will occur at the 2024 annual meeting.

Our executive officers, including our named executive officers, as identified in “Executive Compensation—Compensation Discussion and Analysis” (“NEOs”), are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our shareholders by placing a substantial portion of total compensation at risk; and attract and retain highly-qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2021 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2022 Annual Meeting of Shareholders is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the company, the MD&C Committee or our Board of Directors. However, our Board of Directors and our MD&C Committee value the opinions of our shareholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the MD&C Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that shareholders approve the Say on Pay resolution and, accordingly, recommends that you vote “FOR” this proposal.

32	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides a description of the material elements of our compensation programs as well as perspective and context for 2021 compensation decisions for our executive officers named in the Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our NEOs. These NEOs are:

Name	Title (1)
Martin K. Birmingham	President and Chief Executive Officer
W. Jack Plants II	Senior Vice President, Chief Financial Officer and Treasurer
Justin K. Bigham	Executive Vice President, Chief Community Banking Officer
Sean M. Willett	Executive Vice President, Chief Administrative Officer
Kevin B. Quinn	Senior Vice President, Chief Commercial Banking Officer
Samuel J. Burruano Jr.	Executive Vice President, Chief Legal Officer and Corporate Secretary

(1)

As of February 8, 2021, the titles of Messrs. Plants, Bigham, Willett, Quinn and Burruano changed in connection with the optimization of our organizational structure. Mr. Bigham served as our Chief Financial Officer until Mr. Plants’ appointment as of that date.

The CD&A is organized into the following sections:

1.	Executive Summary
2.	Shareholder Input and Outreach
3.	Compensation Philosophy and Best Practices
4.	Program Elements and Pay Decisions
5.	Compensation Process
6.	Other Factors Affecting Executive Compensation

EXECUTIVE SUMMARY

Business Performance Highlights

2021 was another strong year with all business lines providing positive contributions.

●	Net income was $77.7 million compared to $38.3 million in 2020. Diluted earnings per share (“EPS”) of $4.78 was $2.48 higher than 2020.
–

A primary driver of the increase in net income was an $8.3 million benefit for credit losses in 2021 compared to a provision of $27.2 million in 2020. Improvement in the national unemployment forecast, positive trends in qualitative factors, a reduction in specific reserves and lower net charge-offs resulted in the release of overall credit loss reserves and a corresponding benefit for credit losses in 2021. Results for 2020 were negatively impacted by a higher than historical provision for credit losses, driven by the adoption of the current expected credit loss (“CECL”) standard and the impact of COVID-19 on the economic environment.

●	Pre-tax pre-provision income was $88.9 million(1), the highest in company history and an increase of $16.0 million from 2020.

●	Net interest income of $154.7 million was $15.7 million, or 11%, higher than 2020.

●	Net interest margin was 3.14%, eight basis points lower than 2020 as a result of the interest rate environment and excess liquidity.

●	Noninterest income of $46.9 million was $3.7 million, or 9%, higher than 2020.

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EXECUTIVE COMPENSATION

●	Total loans at year-end were $3.68 billion, an increase of $84.3 million, or 2%, from December 31, 2020.

–	Excluding Paycheck Protection Program (“PPP”) loans net of deferred fees, the increase was $276.9 million, or 8%.

●	Net charge-offs remained low at 0.16% of average loans in the current year compared to 0.40% in 2020.

●	Total deposits increased $548.7 million, or 13%, as a result of growth in all deposit categories.

●	Common book value per share at year-end was $30.98, an increase of $2.86, or 10%, from the prior year.

●	Dividends of $1.08 per common share were declared in 2021, an increase of $0.04 or 3.8% from 2020.

Management remains focused on the fundamental strategic outcomes of sustained deposit growth, credit-disciplined loan growth, diversification of revenue, expense discipline and sustainable business practices as our strategy continues to evolve. In 2021, a sixth strategic outcome was added—exceptional digital experiences enabled by complimentary fintech and digital partnerships. We are making investments to enable us to deliver Banking as a Service (BaaS) and other digital transformation solutions intended to capitalize on industry changes and deliver positive outcomes supporting long-term shareholder value.

Another outcome of our 2021 strategy update was the refresh of our Human Capital Strategy in response to the new normal way of working, the great resignation and the great re-imagination of work. Long-term growth and success are linked to our ability to attract, develop and retain associates in the context of a diverse and inclusive workplace where everyone can thrive. Simply put: we are ensuring we have the right people or access to the right people, today and in the future, supported by an organizational framework that nurtures a strong and healthy culture.

Other 2021 achievements include:

●

We successfully completed two bolt-on acquisitions to our SDN Insurance Agency subsidiary, expanding our insurance offerings and presence in the important Rochester and Finger Lakes market and expanding our employee benefits and human resources consulting business.

●	In a time when many large banks are closing branches in urban markets, we opened two new branches in the City of Buffalo – in areas undergoing significant redevelopment and revitalization.

●

We also relocated our existing City of Elmira branch to a new development included in the New York State Downtown Revitalization Initiative, partnering with other businesses to help revitalize this historic downtown area.

●

We repurchased 340,688 shares of common stock under the stock repurchase program established in late 2020. The shares were acquired for an average repurchase price of $26.44 per share, inclusive of transaction costs.

Throughout 2021, we never lost sight of our critical mission to support our customers and communities. We helped more than 1,200 small businesses obtain approximately $107 million of PPP loans; invested in people resources to address the needs of the communities we serve; supported organizations through donations, grants and community sponsorships; invested in affordable and special needs housing; and provided lending to support urban redevelopment and job creation.

(1)	This is a non-GAAP measure that we believe is useful in understanding our financial performance and condition. Refer to the GAAP to Non-GAAP Reconciliations in Appendix A.

2021 Executive Compensation Program Highlights

Our compensation philosophy focuses on attracting and retaining high-performing talent through market-competitive compensation programs that properly incentivize sustained business growth, operational excellence and alignment with shareholder interests. We believe our programs accomplish this by:

●

Operating in a pay-for-performance environment by tying a significant portion of compensation to the achievement of performance goals aligned with the company’s annual business plan, long-term strategic plan and ongoing shareholder value creation.

●	Establishing market-competitive programs that enable us to attract, retain and motivate high-performing executive talent.

34	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

The MD&C Committee partnered with our independent compensation consultant and management throughout 2020 and 2021 to inform 2021 executive compensation program decisions. Details of 2021 compensation program decisions implemented by the MD&C Committee are discussed throughout the CD&A. These highlights include:

●	Replacement of the Annual Incentive Plan with the Executive Incentive Plan (“EIP”) and Management Incentive Plan (“MIP”).

➣	EIP participants consist of the members of EMC and MIP participants consist of all other officers not included in a line of business incentive plan.

➣

The EIP and MIP establish separate bonus pools based on company financial performance, funding a total award pool that allows for MD&C and management discretion in awarding individual incentive plan payouts to individual employees.

●

In both the 2021 EIP and MIP plans, the EPS financial metric was replaced with Pre-Provision Net Income(1) (“PPNI”). PPNI mitigates the impact of CECL and provides management incentive to leverage valuable tax strategies. In addition, the Total Loan Growth financial metric was changed to exclude PPP loan balances.

●

We modified the Performance Stock Unit (“PSU”) peer group for metrics measured on a relative basis as a result of our prior peer group index (SNL Small Cap U.S. Bank & Thrift index) being discontinued. Existing grants (grant dates 2019-2021) are now measured against a survivorship peer group of the discontinued index. Starting in 2022, grants will use the CBNK-NASDAQ Bank Index as the peer group.

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EXECUTIVE COMPENSATION

Our executive compensation program design consists of the elements below at target level performance:

CEO Compensation Mix

Other NEO Average Compensation Mix

36	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics

Base Salary (Cash)	● Salaries provide market-competitive fixed pay to reflect job responsibilities	Annual adjustments based on achievement of individual performance goals, achievements and development in the prior year, competitive considerations and changes in scope/responsibilities
Executive Incentive Plan (“EIP”) (Cash)	● Motivate and reward NEOs for achievement of strategic goals over a one-year period

Gateway criteria for award payout:

● Meet or exceed target capital funding levels measured using Basel III framework

● NEO generally must be employed on date of payment

Company performance metrics for 2021:

–  PPNI (40%)

–  Total Loan Growth (20%)

–  Core Deposit Growth (20%)

–  Net Charge-offs (20%)

Financial performance funds a total bonus pool for plan participants that is subject to discretionary adjustments for individual performance

Long-Term Incentive Plan (“LTIP”) – Time-Vested RSU	● Promotes retention of talent ● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price ● Promotes meaningful stock ownership	● 50% of total long-term incentive at target ● RSU awards vest three years from the date of grant based on continued satisfactory employment ● NEO generally must be employed on the date of vesting
Long-Term Incentive Plan (“LTIP”) – relative Return on Average Equity (“rROAE”) PSU

● Promotes achievement of long-term value creation through achievement of strategic business objectives

● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price

● Promotes meaningful stock ownership

● 25% of total long-term incentive at target

● Gateway criteria for award payout:

–  Meet or exceed target capital funding levels measured using Basel III framework

–  NEO must receive a minimum individual performance evaluation rating of satisfactory or better for the performance period

–  NEO generally must be employed on date of vesting

● rROAE PSU awards based on the company’s three-year ROAE relative to a survivorship peer group of the SNL Small Cap U.S. Bank & Thrift Index as the basis for comparison

● 100% of award is subject to forfeiture if relative ROAE performance is below the 30th percentile of the peer group

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EXECUTIVE COMPENSATION

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics

Long-Term Incentive Plan (“LTIP”) – Return on Average Assets (“ROAA”) PSU

● Promotes achievement of long-term value creation through achievement of strategic business objectives

● Aligns NEO interests with long-term shareholder value creation through appreciation in stock price

● Promotes meaningful stock ownership

● 25% of total long-term incentive at target

● Gateway criteria for award payout:

–  Meet or exceed target capital funding levels measured using Basel III framework

–  NEO must receive a minimum individual performance evaluation rating of satisfactory or better for the performance period

–  NEO generally must be employed on date of vesting

● ROAA PSU awards based on achievement of three-year average ROAA performance goals for the three-year performance period

2021 EIP Results

Our CEO earned a 2021 EIP award of 65.4% of his base salary, Messrs. Plants, Bigham, Willett and Quinn earned 2021 EIP awards of 45.8% of their base salaries, and Mr. Burruano earned a 2021 EIP award of 39.2% of his base salary. 2021 EIP results were measured by the performance of PPNI, Total Loan Growth, Core Deposit Growth and Net Charge-offs.

The MD&C Committee evaluated our performance relative to funding targets established through the comprehensive 2021 budget cycle and approved actual funding based upon our percentage achievement of the performance measures respective of the weighting of each component.

●	Our performance exceeded the funding target for PPNI at $71.5 million due to higher revenue growth and disciplined expense management, which resulted in an above target performance weighting of 55.3%.

●

Total Loan Growth, which excludes the impact of PPP loans, exceeded target at 8.3% due primarily to commercial real estate and indirect loan originations and resulted in a maximum performance weighting of 30.0%.

●

Core Deposit Growth was adversely impacted by a change in the deposit behavior of customers with PPP loans but benefitted from a shift in mix from non-core time deposits to core account types due to the interest rate environment. Actual results were above threshold but below target, resulting in a below target performance weighting of 15.4%.

●	Net Charge-offs totaled 0.16% for the year, due to the very low level of charge-off experience for the majority of 2021 and resulted in a maximum performance weighting of 30.0%.

The EIP payout totaled 130.8% which was based upon the achievement of the financial results relative to budget targets.

38	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

2021 EIP target and actual business performance levels for the four plan measures are shown below:

(1)

“PPNI” is a non-GAAP financial measure that equals net income excluding provision adjustment net of tax (utilizing marginal tax rate). Refer to the GAAP to Non-GAAP Reconciliations in Appendix A for more information.

(2)

Total Loan Growth equals annual growth in gross loans excluding loans held for sale, including deferred costs (fees) and prior to reduction for allowance for loan losses of the Bank. The calculation excludes PPP loan balances from 2020 and 2021.

(3)

Core Deposit Growth equals December year-over-year month-to-date average balances in average non-public Commercial and Individual DDA accounts + average NOW accounts + average savings accounts + average money market accounts of the Bank, but excluding ICS accounts, CDARS accounts, municipality accounts, and accounts owned and maintained by the company or the Bank.

(4)	Net Charge-offs equals the ratio of the Bank’s net charge-offs to average loans outstanding as reported in the company’s Annual Report on Form 10-K for the year ended December 31, 2021.

2022 Proxy Statement	39

EXECUTIVE COMPENSATION

2019 LTI Results (2019 – 2021 Performance Period)

On February 26, 2019, NEOs were granted RSUs and PSUs under the 2015 LTIP. The RSUs vested on February 26, 2022, three years from the grant date.

2019 PSU awards were awarded based on performance of relative Total Shareholder Return (“TSR”) (50% of units) and Return on Average Assets (“ROAA”) (50% of units). Relative TSR performance was measured against our peer group for the performance period January 1, 2019 through December 31, 2021. The peer group previously used to measure performance was the SNL Small Cap U.S. Bank & Thrift Index. The SNL Small Cap U.S. Bank & Thrift Index was discontinued on August 6, 2021. The MD&C Committee approved application of a survivorship peer group of the SNL Small Cap U.S. Bank & Thrift Index as the basis for measuring relative performance for 2019 PSU awards. The survivorship peer group consisted of the members of the SNL Small Cap U.S. Bank & Thrift index that remained in the index through the discontinuance date in August 2021 that also remained in the S&P index through the end of the performance period.

Relative TSR Performance	2019 PSU Payout Percentage of Target

80th Percentile and above	150%

50th Percentile	100%

30th Percentile	25%

Below 30th Percentile	0%

Our relative TSR for the period was 27.73% and ranked in the 59th percentile for the performance period which resulted in a payout of 115% of target for the TSR-based PSUs.

ROAA performance was measured against internal threshold, target and maximum goals for the performance period January 1, 2021 to December 31, 2021.

ROAA Performance	2019 PSU Payout Percentage of Target

Maximum (1.10% and above)	150%

Target (1.07%)	100%

Threshold (1.00%)	25%

Below Threshold (below 1.00%)	0%

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EXECUTIVE COMPENSATION

Our ROAA for the period was 1.46% which resulted in a maximum payout of 150% of target for the ROAA-based PSUs.

SHAREHOLDER INPUT AND OUTREACH

At our 2021 annual meeting of shareholders, 89% of the votes cast in the “say on pay” advisory vote were cast “FOR” approval of our executive compensation.

Throughout 2021, the MD&C Committee took several proactive steps to gain insight into shareholder views on our executive compensation programs and practices, which included counsel and input from the Committee’s independent compensation consultant and attendance at a national industry conference on compensation. Management continued to engage in dialogue with institutional and individual shareholders during virtual and in-person investor conferences, virtual non-deal road shows, quarterly earnings conference calls and one-on-one meetings, soliciting investor input on a wide range of topics including executive compensation. In February of 2021, Management offered engagement with our largest institutional and individual holders. Outreach encompassed 22 of our largest shareholders, representing 49% of our outstanding shares. We also offered participation by the Chair of the Board of Directors.

Feedback from investor interactions was shared with the MD&C Committee and the full Board and we continue to seek and welcome feedback from shareholders.

Over the past several years, shareholder feedback has been positive with limited specific feedback provided on our compensation plans. Instead, shareholders shared their perspectives on executive compensation in general and their overall support for our compensation programs. Shareholder input has included:

●	Active Board of Director participation in compensation decisions is critical.

●	Compensation for executives should be largely variable based on performance.

●	Compensation goals should include a balance of goals tied to the achievement of our annual business plan and progress toward our long-term strategic plan.

●	Incentive plans should be strongly weighted on operational metrics where executives have a direct and measurable impact.

●	Compensation plans should include a selection of performance goals that include goals based on both individual executive performance and our overall performance.

●	Compensation plans should be structured to encourage executives to continually align with the interests of shareholders.

The MD&C Committee found strong alignment between the above shareholder input and the MD&C Committee’s past decisions and ongoing work. Reference to alignment with shareholder input is included in the description of compensation plans and related decisions throughout the CD&A.

COMPENSATION PHILOSOPHY AND BEST PRACTICES

Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision-making and, we believe, includes industry best practice compensation features. Each year, we, with support of an independent compensation consultant and informed by relevant peer analysis, review our executive compensation philosophy and practices to ensure that our programs are effective, competitive and reflect the interests of shareholders.

To achieve our executive compensation philosophy, we intend our programs to:

●	Drive performance relative to our clearly-defined goals, balancing short-term operational objectives with long-term strategic goals;

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●

Align our executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk, contingent on our performance and the executive’s continued employment;

●	Ensure that compensation programs vary compensation both up and down in relationship to changes in our performance and the executive’s individual performance;

●	Encourage our executives to think and act as long-term shareholders with stock-based compensation;

●	Attract and retain highly qualified executives needed to achieve our financial goals and maintain a stable executive management group;

●	Limit financial risk under compensation plans through risk-balanced plan design including claw back provisions; and

●	Use data and independent expertise to ensure compensation practices are market competitive.

Best Practices:

We continue to utilize sound governance and risk management practices that align with our compensation philosophy:

What we do	What we don’t do

We include clawback provisions in compensation plans	We do not allow pledging of our stock

We incorporate pay-for-performance by aligning a substantial portion of NEO compensation to the achievement of short- and long-term business objectives	We do not allow hedging of our stock

We include aggressive gateway requirements for performance-based payment under incentive plans of meeting or exceeding target capital funding levels measured using Basel III framework	We do not allow holding our stock in margin accounts

We use an external, independent compensation consultant	We do not gross-up payments to offset tax obligations

We consider risks and adjust controls as appropriate when making pay decisions	We do not pay dividends or dividend equivalents on unvested awards

We require appropriate stock ownership levels for NEOs

We include a “double trigger” provision for accelerated vesting of grants in the event of a change in control

We seek shareholder feedback with a “say on pay” vote annually

Our polices concerning executive Stock Requirements, clawback provision, derivatives, pledging and hedging are described on pages 11 and 12.

PROGRAM ELEMENTS AND PAY DECISIONS

Base Salary

We review the base salaries of our NEOs annually and whenever there is a change in NEOs. In considering base salary adjustments for 2021, we reviewed the individual performance of our NEOs, their contributions to company performance, and considered competitive market data to understand the relationship of our NEO compensation package to those of similarly-positioned executives in the market, as described in our compensation philosophy.

Base salary for all employees, including NEOs, is reviewed annually to align with performance evaluations and incentive awards and to reinforce our pay-for-performance philosophy. In 2021, base salaries for all NEOs were increased as a result of individual performance and to ensure total compensation remained within the competitive range indicated in the competitive market assessment.

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We approved the following base salary adjustments in 2021:

Name	12/31/2020 Annual Salary	2/22/2021 Annual Salary(1)	12/31/2021 Annual Salary(2)	% Change

Martin K. Birmingham	$602,154	$666,210	$666,210	10.6%

W. Jack Plants II	$175,840	$250,000	$288,000	63.8%

Justin K. Bigham	$335,590	$350,692	$350,692	4.5%

Sean M. Willett	$262,090	$290,000	$316,000	20.6%

Kevin B. Quinn	$235,000	$255,000	$275,000	17.0%

Samuel J. Burruano Jr.	$200,840	$250,000	$250,000	24.5%

(1)	Base pay adjustments in connection with the optimization of our organization structure were completed on February 22, 2021.

(2)	Additional base pay adjustments reflecting competitive market positioning and 2021 individual performance in new roles were awarded on November 1, 2021 to Messrs. Plants, Willet, and Quinn.

Executive Incentive Plan (EIP)

In 2021, our previous short-term incentive plan called the Annual Incentive Plan (“AIP”) was replaced by a new EIP that members of EMC participate in and an MIP that all other officers not included in a line of business incentive plan participate in. While the EIP continues to award executives primarily on our performance against four financial metrics, the plan design modifies how executives are awarded for individual performance. The AIP used individual performance to adjust the amount of an individual executive’s award as calculated based on our performance against the four financial metrics. The EIP funds a total award pool based on our financial performance but individual performance can be considered in allocating how the award pool is distributed to individual executives within the total amount of the award pool.

The EIP is a performance-based cash plan designed to reward eligible executives, including our participating NEOs, for the achievement of corporate financial goals and demonstrated successful individual performance. The primary objective of the EIP is to provide participating NEOs with a direct link between their compensation and attainment of pre-established annual performance goals. We believe that the performance measures under the EIP contribute to our attaining and surpassing our annual business plan and achieving long-term strategic goals.

Incentive Opportunity

We set target incentive opportunities and total award pool under the EIP based on a percentage of base salary that reflects a market-level target compensation opportunity for each participating executive. The threshold and maximum percentages reflect both our review of market practices and judgment of the level of award opportunity appropriate for the performance goals established. The differences in opportunity also reflect each executive’s relative influence on achieving our performance goals based on his or her position. The actual amount of an executive’s award is based on our business results, subject to adjustment based on the executive’s individual performance within a total award pool.

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In 2021, the EIP award opportunity for our NEOs as a percent of their base salary was unchanged for Messrs. Birmingham, Bigham, and Burruano. We increased Messrs. Willet’s and Quinn’s EIP award opportunity from 30% at target in 2020 to 35% at target in 2021 to remain competitive within our peer group. We also increased Mr. Plants’ EIP award opportunity from 20% at target in 2020 to 35% at target in 2021 to remain competitive within our peer group in relation to his promotion from Corporate Treasurer to Chief Financial Officer and Treasurer.

Name	2021 Executive Incentive Plan Award Opportunity as a Percent of Salary (Interpolated between performance levels)
	Threshold	Target	Maximum

Martin K. Birmingham	12.5%	50%	75%

W. Jack Plants II	8.75%	35%	52.5%

Justin K. Bigham	8.75%	35%	52.5%

Sean M. Willett	8.75%	35%	52.5%

Kevin B. Quinn	8.75%	35%	52.5%

Samuel J. Burruano Jr.	7.5%	30%	45%

Gateway Performance Criteria

Our EIP for 2021 required the following gateway performance criteria to be achieved for executives to receive payment of an award under the plan:

1.

The Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework. (The gateway performance requirement was set at 8.5% and the actual ratio as of December 31, 2021 was 10.68%.)

2.	With appropriate discretion in the case of separation or retirement, executives must be employed at the time of payment.

These criteria were met in 2021 for our NEOs participating in the EIP.

Company Performance Goals and Results

Performance in the EIP for 2021 was measured based on four financial metrics that the MD&C Committee chose to reward our NEOs for generating profits for shareholders, growing outstanding balances for both total loans and core deposits, and maintaining strong credit quality: PPNI, Total Loan Growth, Core Deposit Growth and Net Charge-offs. On recommendation of the MD&C Committee, our Board set the goals for each performance measure based on our performance expectations in the long-term strategic plan and the 2021 operating plan in early 2021. Achievement of each performance measure is weighted to calculate the overall performance measurement relative to target. The MD&C Committee established weighting, threshold, target and maximum levels for each performance measure after analyzing the performance required and the potential shareholder value created at each award level, and consulting with its independent compensation consultant.

Our 2021 performance goals and results:

Performance Measure	Weighting of Performance Measure	2021 EIP Performance Goals			2021 Actual Results
		Threshold	Target	Maximum

PPNI ($MM)	40%	$54.51	$64.13	$73.74	$71.50

Total Loan Growth	20%	2.70%	3.60%	4.51%	8.32%

Core Deposit Growth	20%	11.69%	15.58%	19.48%	14.39%

Net Charge-offs	20%	0.50%	0.40%	0.30%	0.16%

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We Consider Individual Performance

We believe that the individual performance of our NEOs is relevant in all compensation decisions. We formally consider individual performance in determining annual merit base salary changes, in contemplating discretionary adjustments to NEO EIP payouts within the total award pool, and for performance-based awards under our LTIP.

We measure individual performance for our NEOs using an annual goal-setting process that aligns individual goals with our annual business plan, our strategic plan and other key strategic initiatives. Individual performance is assessed after completion of the year.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed against these goals at the end of the year. Performance goals align our annual business plans and long-term strategic plans, and include metrics focused on financial and operating results, business development, governance and risk management, people and organizational development and customer experience. At the end of the year, employee performance is assessed against these goals and a performance rating is assigned.

Our NEOs’ individual goals and performance considerations included:

NEO	Individual goal and performance considerations

Martin K. Birmingham

●  COVID-19 response: business continuity; customer and community relief; safety, health and wellbeing of our employees and customers

●  Balance sheet protection and optimization

●  Built a strong and cohesive executive leadership team

●  Institutionalized a human capital strategy including Diversity, Equity and Inclusion efforts

●  Regulatory and community engagement

●  Growth, efficiency and transformation: enterprise standardization, digital banking capabilities and platform upgrade, branch network optimization, leadership of corporate development

W. Jack Plants II

●  Aligned robust regular profitability reporting to drive rigor around business unit performance accountability

●  Oversaw enterprise standardization efforts supporting achievement of operational targets

●  Developed and implemented pricing software for commercial lending

●  Enhanced depth of talent and capabilities specific to Treasury, Financial Planning and Analysis and Accounting

Justin K. Bigham

●  COVID-19 response: business continuity; customer and community relief; safety, health and wellbeing of our employees and customers

●  Built out the Chief Experience Office to design a framework focused on meaningful customer experiences and relationships

●  Better positioned insurance business with acquisitions of North Woods Capital Benefits LLC and Landmark Group and restructure of SDN

Sean M. Willett

●  Developed and executed on a robust digital transformation roadmap for Community and Commercial bank, respectively

●  Oversaw the major strategic investment of improving the Bank’s CRM capabilities via the implementation and adoption of Salesforce

●  Stood up Banking-as-a-Service strategy and developed relationships with sustainable finance-focused fintechs

Kevin B. Quinn

●  Strengthened the capabilities of the commercial teams through human capital efforts

●  Enhanced the rigor of line of business performance accountability within CRE, C&I and Business Banking

●  Further strengthened business development relationships within key markets for growth

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NEO	Individual goal and performance considerations

Samuel J. Burruano Jr.

●  Maintained strong corporate governance practices at Board and company levels

●  Oversaw human capital functions through August 2021 hire of Chief Human Resources Officer

●  Provided strategic and legal support on corporate development activities

●  Improved strategy and execution of ESG initiatives and improvements

Calculation of EIP Awards

The EIP award pool is the aggregate funding percentage for the performance period as determined by four financial metrics, multiplied by the aggregate sum of the target amount of each EIP participant who was employed on the last day of the performance period or who is entitled to a pro rata award for the performance period.

The MD&C Committee, in consultation with the CEO and the Chief Human Resource Officer, determine and approve the amount of each EIP participant’s award, if any, taking into account the participant’s target amount and the participant’s absolute and relative individual performance during the plan year; provided, however, the aggregate total of all participants’ earned amounts for the plan year may not exceed the actual award pool as determined by four financial metrics unless the Committee determined otherwise.

In 2021, there were 8 participants in the EIP (our 6 NEOs and 2 other participants). The MD&C did not apply any discretionary adjustments to the EIP award pool.

Additional Restricted Stock Units for Individual Performance

Messrs. Plants, Bigham, Willett, Quinn and Burruano were also recognized for their strong 2021 individual performance with a one-time award of 1,000 RSUs each on March 16, 2022. These RSUs will vest on March 16, 2025 subject to the NEO’s continued employment through such date.

Awards for 2021 Performance

Company performance goal achievement for 2021 was above target for PPNI, above maximum for Total Loan Growth and Net Charge-offs and between threshold and target for Core Deposit Growth, yielding a calculated Award Percentage Achievement of 130.8% of the target award.

2021 EIP awards are summarized below:

NEO	Base Salary	Target Award	Award Percentage Achievement	Total Incentive

Martin Birmingham	$666,210	50.0%	130.8%	$435,550

W. Jack Plants II	$288,000	35.0%	130.8%	$131,801

Justin K. Bigham	$350,692	35.0%	130.8%	$160,491

Sean M Willett	$316,000	35.0%	130.8%	$144,615

Kevin B. Quinn	$275,000	35.0%	130.8%	$125,851

Samuel J. Burruano Jr.	$250,000	30.0%	130.8%	$98,066

Long-Term Equity-Based Incentive Plan

We award long-term incentives in the form of performance-vesting PSUs and time-vesting RSUs to reward executives for long-term growth in profitability and shareholder value through the successful execution of our strategic plan. We, in consultation with and based on market intelligence provided by our independent compensation consultant, annually review our long-term incentives to ensure the design and grant-date value fall within a competitive range of long-term incentives relative to peer group companies.

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Structure of Awards

●

Awards are granted in the form of RSUs and PSUs. RSUs and PSUs are grants valued in terms of FISI stock, but FISI stock is not issued at the time of grant. As a result, there are no dividends paid on RSUs and PSUs, and RSUs and PSUs do not have voting rights equivalent to shares of FISI stock. Upon vesting, RSUs and PSUs are settled in shares of FISI stock without any dividend equivalents.

●	2021 RSUs vest subject to continuous employment through the third anniversary of the grant date.

●	2021 PSUs are subject to the following gateway performance requirements:
o

The Bank must achieve a Tier 1 Capital Ratio determined by the MD&C Committee following the US Basel III capital framework. (The gateway performance requirement was set at 8.5% and the actual ratio as of December 31, 2021 was 10.68%.)

o	The NEO must receive a minimum individual performance evaluation rating of satisfactory or better for the performance period.

●	2021 PSUs are earned based on achievement of two performance metrics:
o	50% of PSUs are based on a relative ROAE measure for the 1/1/2021 – 12/31/2023 performance period, compared to a survivorship peer group of the SNL Small Cap U.S. Bank and Thrift Index.
o	50% of the PSUs are based on average absolute ROAA for the 1/1/2021 – 12/31/2023 performance period.
o	Performance levels required for vesting of PSU awards are reflected in the chart below.

Performance Measures & Measurement Periods (1)	2021 Performance Goals
	Threshold	Target	Maximum

3-Year Relative ROAE Ranking (2) (01/01/2021 – 12/31/2023)	30th Percentile	50th Percentile	80th Percentile

Return on Average Assets (ROAA) (01/01/2021 – 12/31/2023)	.950%	.970%	1.009%

(1)	PSUs are granted at the target level and results are interpolated for performance between Threshold and Target, and between Target and Maximum.
(2)	If our absolute ROAE is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.

●	For NEOs, the grant date value of RSUs and PSUs is based on a percentage of base salary as shown below.

The grant date value of 2021 RSUs and 2021 PSUs were as follows:

	2021 Grant Date Value of RSUs and PSUs as a % of Base Salary on Grant Date

Name	Time-Based	Performance-Based PSUs

	RSUs	Threshold	Target	Maximum

Martin K. Birmingham	30%	7.5%	30%	45%

W. Jack Plants II	17.5%	4.375%	17.5%	26.25%

Justin K. Bigham	17.5%	4.375%	17.5%	26.25%

Sean M. Willett	17.5%	4.375%	17.5%	26.25%

Kevin B. Quinn	17.5%	4.375%	17.5%	26.25%

Samuel J. Burruano Jr.	17.5%	4.375%	17.5%	26.25%

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RSUs and PSUs granted on March 19, 2021 were as follows:

Name	Time-Based RSUs	Performance-Based PSUs (1)
		Threshold	Target	Maximum

Martin K. Birmingham	6,604	1,651	6,604	9,906

W. Jack Plants II	1,446	362	1,446	2,170

Justin K. Bigham	2,028	507	2,028	3,042

Sean M. Willett	1,678	420	1,678	2,518

Kevin Quinn	1,476	370	1,476	2,214

Samuel J. Burruano Jr.	1,446	362	1,446	2,170

(1)

Performance for PSUs will be determined after the end of the performance period on 12/31/2023. PSUs are granted at the Target level and results are interpolated for performance between Threshold and Target and between Target and Maximum.

More information on the status of existing equity grants is included in the Outstanding Equity Awards at December 31, 2021 table on page 58.

Additional Elements of Compensation

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan (the “401(k) Plan”) which is available to all eligible employees including our NEOs. Participants may elect up to 25% of their account balance to be invested in FISI stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. All NEOs participate in the 401(k) Plan.

Pension Plan

We maintain a defined benefit pension plan (the “DB Plan”) in which our NEOs participate. The DB Plan has two tiers of participation. Tier One, which includes Mr. Birmingham, provides for an age- and service-based traditional pension benefit. Tier Two, which includes Messrs. Plants, Bigham, Willett, Quinn and Burruano, provides a cash balance type benefit that is valued based on a hypothetical account balance based on pay and interest credits. Information regarding the pension benefits of our NEOs can be found in the Pension Benefits table on page 59.

Other Benefits

Eligible employees, including our NEOs, may participate in our health and welfare benefit programs, including medical, dental, vision coverage, disability and life insurance. These benefits are offered to all employees as a part of our competitive total compensation program.

Perquisites and Other Personal Benefits

We provide our NEOs with perquisites that we believe are reasonable and consistent with our overall compensation program and allow our NEOs to more effectively discharge their responsibilities to the company. In 2021 we changed our perquisite from providing NEOs a company-owned vehicle to providing NEOs (other than our CEO) a $750 monthly vehicle stipend and our CEO a $1,000 monthly vehicle stipend. This change was implemented to reduce company risk and administration burden. We have approximately 50 retail and commercial banking offices located in a 10,000-square mile footprint throughout Western and Central New York. We believe the regular presence of our NEOs in the markets we serve is best accomplished by providing them compensation for use of their personal vehicles.

We also reimbursed Messrs. Birmingham, Plants, Bigham, and Quinn for membership costs for various clubs and organizations. We believe such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts

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attributable to each of our NEO’s vehicle stipend and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

COMPENSATION PROCESS

The MD&C Committee

The MD&C Committee is a standing committee that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable Nasdaq rules. While we rely on input from our CEO and other executives for certain information and data, the MD&C Committee is fully responsible for all aspects of compensation decisions for our CEO and members of our EMC.

The MD&C Committee annual workplan:

Month	Work Plan, Decision and Actions

January – February

● Approve payouts for EIP and LTI based on prior year company financial performance and individual performance

● Review prior year performance goals and objectives for our CEO and evaluate performance considering these goals and objectives

● Review performance evaluations for CEO and members of the EMC

● Approve annual base pay merit adjustments for the CEO and members of the EMC

● Approve the corporate performance objectives and target metrics for coming year executive and senior management compensation programs, which include our EIP and our LTI awards

● Review the MD&C Committee Charter and recommend any changes to the Board

● Review compensation consultant independence and compliance with share ownership guidelines

March	● Approve the grant of annual LTI awards ● Review an update on Human Capital ● Review the draft Compensation Discussion and Analysis (CD&A) for the annual proxy

May

● Approve Board of Director compensation

● Review organization charts and management reports on succession planning and management development

● Approve the certification of compensation plans that evaluate risks associated with compensation philosophy and all compensation programs, including our incentive compensation plans

October

● Review year-to-date financial performance for EIP and period-to-date performance for LTI awards (PSUs)

● Review the employee benefit program for the following year

● Review executive and Board of Director compensation analysis and market information provided by independent compensation consultant

● Review an update on Human Capital Management Strategy

December

● Review year-to-date financial performance and estimated results for EIP and period-to-date performance for LTI awards (PSUs)

● Discuss preliminary design and target compensation levels of executive compensation programs for the next year

● Establish peer group for use in the next compensation planning cycle

● Review Equal Employment Opportunity and Affirmative Action Plans

● Begin executive performance evaluations

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Management Succession Planning

The MD&C Committee was actively involved in the ongoing review of our succession plan and supported management in actions taken during the year to support the plan. The plan provides the organization alternatives in the event of both planned and unplanned succession of the CEO. The MD&C Committee believes that we are prepared for succession events and will continue to review succession preparation.

The MD&C Committee Independent Compensation Consultant

The MD&C Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant since April 2019.

Pearl Meyer reported directly to the Chair of the MD&C Committee, and regularly attended Committee meetings. Pearl Meyer does not have a personal or business relationship with any member of the MD&C Committee. In addition to the services specifically authorized by the MD&C Committee, Pearl Meyer provided additional services to the company not exceeding $120,000 in 2021.

The MD&C Committee assessed the independence of Pearl Meyer considering SEC rules regarding compensation consultant independence. As part of this assessment, the MD&C Committee reviewed Pearl Meyer’s compensation consultant independence letter and concluded that the services provided by Pearl Meyer to the MD&C Committee do not raise any conflict of interest issues.

The MD&C Committee currently retains Pearl Meyer to:

●	Provide analysis on compensation levels, programs, practices and reported pay for both executives and directors within certain peer groups and the broader market; and

●	Provide the MD&C Committee with a report on compensation trends among our peers and the broader market.

While Pearl Meyer provided reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2021, the MD&C Committee requested Pearl Meyer to provide the following assistance:

●	Review and, if necessary, update our peer group based on parameters determined by the MD&C Committee;

●

Analyze and present competitive market data of total executive compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation;

●	Assist in the review and design of annual and long-term incentives;

●	Analyze and present competitive market data on director compensation; and

●	Inform the MD&C Committee and management on employee and executive stock ownership programs.

The Role of Executive Officers with the MD&C Committee

The MD&C Committee reviews and discusses with our CEO his evaluation of the job performance and leadership of the other members of the EMC as well as his recommendations for compensation for the other members of the EMC. The MD&C Committee evaluates the performance of our CEO with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each member of the EMC.

The MD&C Committee has delegated authority to our CEO to approve the adoption, amendment or termination of our benefit plans if the action is expected to have an estimated annual impact on our Statement of Income of $500,000 or less.

In 2021, our CEO, Chief Legal Officer and Corporate Secretary, Chief Financial Officer, Chief Human Resources Officer, and Director of Total Rewards and Analytics regularly attended MD&C Committee meetings and assisted with the

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collection and presentation of required materials. Non-members of the Committee are excused as appropriate during the meeting. The MD&C Committee also has access to independent legal counsel and other professional advisors as needed.

Assessment of Compensation Risk

We review our incentive compensation arrangements for all employees, including our CEO and other members of the EMC, for the purpose of determining whether such programs might encourage inappropriate risk-taking by participants that would be reasonably likely to have a material adverse effect on us. Our Chief Risk Officer evaluates the design and operation of all incentive compensation plans prior to any award grant discussion and delivers an annual certification to the MD&C Committee that the Bank’s incentive compensation plans do not encourage excessive risk taking, are consistent with the safety and soundness of the organization, and materially comply with applicable regulatory requirements.

We have designed our compensation programs to avoid excessive risk-taking and related financial consequences. To this end, we:

●	Use both short- and long-term compensation and performance measures to balance the time horizon of decision-making;

●	Use a variety of performance measures that ensure a balanced focus on performance;

●	Define maximum potential award levels for performance-based awards;

●	Have a recoupment (“claw back”) policy in place in the event financial results are negatively adjusted after a payment is made; and

●	Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to ensure results appropriately reflect actual performance.

We concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on us.

Peer Group for 2021 Compensation Decisions

To attract, retain and motivate qualified executives, we periodically complete a market analysis of the total compensation package we offer members of the EMC against a peer group of comparable institutions in our industry whose executives manage similarly-sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges. We use survey and peer group information as a point of reference, but we do not benchmark or target our compensation levels against this competitive information.

The peer group that we used for 2021 compensation decisions includes publicly traded financial institutions that generally adhere to the following criteria:

●	Headquarters in the Northeast, Midwest and Middle Atlantic U.S., excluding major metropolitan areas;

●	Asset size from $3.5 billion to $9.5 billion (which represents approximately 0.5x to 2.0x FISI asset size); and

●	Additional refinement to exclude banks due to merger and acquisition activity or other considerations the MD&C Committee determines relevant.

In determining the peer group, we considered whether the peers identified by proxy advisory firm Institutional Shareholder Services adhered to our criteria and included them if we believed they fit the criteria for our peers.

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EXECUTIVE COMPENSATION

We considered competitive market data from 2020 from the following peer group when determining 2021 compensation for the members of the EMC:

1st Source Corporation	Lakeland Bancorp, Inc.

Arrow Financial Corporation	Lakeland Financial Corporation

Bar Harbor Bankshares	Merchants Bancorp

Camden National Corporation	Peoples Bancorp Inc.

City Holding Company	S&T Bancorp, Inc.

CNB Financial Corporation	Stock Yards Bancorp, Inc.

First Commonwealth Financial Corporation	Tompkins Financial Corporation

First Financial Corporation	TriState Capital Holdings, Inc.

German American Bancorp, Inc.	Washington Trust Bancorp, Inc.

Horizon Bancorp, Inc.

Peer Group for 2022 Compensation Decisions

We review peer group criteria annually to ensure continued proper market alignment with our executive talent. In late 2021, in consultation with Pearl Meyer, the MD&C Committee reviewed the peer group using the same criteria described above for 2021 compensation decisions and determined that no changes to the peer group were necessary for 2022.

OTHER FACTORS AFFECTING EXECUTIVE COMPENSATION

Executive Agreements

We have entered into executive agreements with Messrs. Birmingham, Plants, Bigham, Willett. Quinn, and Burruano that provide for change-in-control severance benefits, protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates.

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. We consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competitors. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

The agreements provide for certain compensation and benefits if certain events occur during a protection period of six months before to 24 months (the “Protection Period”) following a change in control, as defined in the agreements. The agreements also contain provisions for the protection of our confidential and proprietary information, as well as non-competition and non-solicitation restrictions. Each of the agreements is effective for an initial term of three years and automatically extends for additional terms of one year, unless, at least 90 days prior to the expiration of the initial term or an additional term, we give written notice to the executive that we do not intend to extend such term.

Under the agreements, in the event of an executive’s termination for a reason other than for cause or if an executive terminates voluntarily under one or more of the specified circumstances that constitute a good reason within the Protection Period, the executive will receive an amount equal to the following: for Mr. Birmingham 2.99x; for Messrs. Plants, Bigham, Willett, and Burruano, 2.00x; and for Mr. Quinn 1.25x, the sum of his base salary for the most recent calendar year ending before the date on which the change in control occurred plus the average of the executive’s

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annual cash incentive compensation for the three most recent calendar years ending before the date on which the change in control occurred. Such amount will be paid in a lump sum, less applicable deductions and withholdings, within 10 days of the executive’s termination date. We will also continue to pay for health and dental coverage, as follows: for and up to 36 months for Mr. Birmingham; for and up to 24 months for Messrs. Plants, Bigham, Willett, and Burruano, and up to 18 months for Mr. Quinn, for the executive and his or her covered dependents.

In addition, all RSUs, PSUs and other rights that the executive may hold to purchase or otherwise acquire FISI stock will immediately fully vest, and in the case of PSUs, such PSUs will vest at the greater of target performance or actual performance through the executive’s termination date. RSUs and PSUs will be paid as soon as practicable following the executive’s termination date.

The non-competition and non-solicitation provisions of the agreements are effective for a period of six months following the executive’s termination of employment provided that such termination does not entitle the executive to compensation or benefits under the agreement or another arrangement with us. In the event the executive’s employment terminates and such termination entitles the executive to compensation or benefits under another arrangement with us, the non-competition and non-solicitation provisions of the agreement will be effective for the period of time equal to the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from us; or (ii) a period of six months following the executive’s termination of employment. In the event of termination that entitles the executive to compensation or benefits under his agreement, the non-competition and non-solicitation provisions of the agreements are effective 24 months for Mr. Birmingham; 18 months for Messrs. Plants, Bigham, Willett, and Burruano; and 9 months for Mr. Quinn following the executive’s termination of employment.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code and the payments will be deductible by us.

Further information regarding the benefits under the agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section on page 60.

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation. Overall, the MD&C Committee seeks to balance our objective of ensuring an effective compensation package for our NEOs with the benefit from deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers.

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of RSUs and PSUs.

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EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and in this proxy statement.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Andrew W. Dorn Jr., Chair

Dawn H. Burlew

Samuel M. Gullo

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation earned by our NEOs in each of the fiscal years ended December 31, 2021, 2020 and 2019 for which each officer was a NEO.

Name & Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value(2) ($)	All Other Compensation(3) ($)	Total ($)
Martin K. Birmingham	2021	656,355	364,277	435,550	21,893	12,294	1,490,369
President and Chief Executive	2020	620,438	320,720	347,540	157,872	12,713	1,459,283
Officer	2019	574,603	316,155	275,783	150,918	13,898	1,331,357
W. Jack Plants II	2021	247,289	79,761	131,801	18,768	10,570	488,189
SVP, Chief Financial Officer &
Treasurer
Justin K. Bigham	2021	348,369	111,864	160,491	16,402	20,267	657,393
EVP, Chief Community	2020	346,461	104,342	138,846	21,800	14,853	626,302
Banking Officer	2019	291,525	92,261	87,750	16,460	20,855	508,851
Sean M. Willett	2021	289,706	92,558	144,615	15,945	9,478	552,302
EVP, Chief Administrative	2020	269,846	81,418	92,954	22,719	5,300	472,237
Officer
Kevin B. Quinn	2021	255,000	81,416	125,851	15,851	15,352	493,470
SVP, Chief Commercial
Banking Officer
Samuel J. Burruano Jr.	2021	242,437	79,761	98,066	15,639	7,529	443,432
EVP, Chief Legal Officer &
Corporate Secretary

(1)

The grant date fair value of all stock awards has been calculated in accordance with FASB ASC Topic 718. In the case of RSUs, the value is determined by multiplying the number of RSUs granted by the closing price of our stock on the grant date reduced by the present value of the dividends expected to be paid on the underlying shares. For PSUs awarded during 2021, amounts shown reflect the grant date fair value of such awards for the three-year performance period beginning in 2021, based on the probable outcome of performance conditions related to these PSUs at the grant date. The 2021 PSUs include both ROAA and rROAE performance goals as described under the caption “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis section on page 46. The table below sets forth the grant date fair value for the PSUs granted during 2021:

Executive Name	Probable Outcome of Performance Conditions Grant Date Fair Value* ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value* ($)

Martin K. Birmingham	182,138	273,207

W. Jack Plants II	39,881	59,849

Justin K. Bigham	55,932	83,898

Sean M. Willett	46,279	69,446

Kevin B. Quinn	40,708	61,062

Samuel J. Burruano Jr.	39,881	59,849

*

Amounts shown represent the grant date fair value of PSUs subject to the ROAA and rROAE performance goals (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the three-year performance period beginning in 2021. The grant date fair value of the ROAA and the rROAE goal components of the PSUs awarded on March 19, 2021 was $27.58 per share, which was the closing share price of our common stock on that date reduced by the present value of the dividends expected to be paid on the underlying shares.

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EXECUTIVE COMPENSATION

(2)

The amounts reported in this column reflect the aggregate change in the actuarial present value of each NEO’s accrued pension benefit under our defined benefit pension plan based on the assumptions used for FASB ASC Topic 715 at each measurement date. As such, changes reflect changes in value due to an increase or decrease in the FASB ASC Topic 715 discount rates, changes in the mortality tables, and changes due to the accrual of plan benefits.

(3)	Amounts reported in this column for 2021 are itemized in the table below captioned “All Other Compensation.”

ALL OTHER COMPENSATION

The following table sets forth details of the “All Other Compensation” column to the Summary Compensation Table for 2021.

Executive Name	Vehicle(1) ($)	Club Memberships ($)	Other(2) ($)	Total ($)

Martin K. Birmingham	9,107	1,285	1,902	12,294

W. Jack Plants II	7,500	2,800	270	10,570

Justin K. Bigham	5,603	14,214	450	20,267

Sean M. Willett	6,658	—	2,820	9,478

Kevin B. Quinn	3,857	10,205	1,290	15,352

Samuel J. Burruano Jr.	6,763	—	766	7,529

(1)	Includes the cost of a company-owned vehicle for a portion of the year and a monthly vehicle stipend for the remainder.

(2)	This column discloses the taxable portion of group term life insurance and home office technology expenses.

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2021 GRANTS OF PLAN-BASED AWARDS

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2021 to each of our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)	Grant Date Fair Value of Stock Awards(3) ($)
Executive Name	Award Description	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin K. Birmingham	Executive Incentive Plan (1)		83,276	333,105	499,658
	RSU (4)	3/19/2021							6,604	182,138
	PSU (5)	3/19/2021				826	3,302	4,953		91,069
	PSU (6)	3/19/2021				826	3,302	4,953		91,069
W. Jack Plants II	Executive Incentive Plan (1)		25,200	100,800	151,200
	RSU (4)	3/19/2021							1,446	39,881
	PSU (5)	3/19/2021				181	723	1,085		19,940
	PSU (6)	3/19/2021				181	723	1,085		19,940
Justin K. Bigham	Executive Incentive Plan (1)		30,686	122,742	184,113
	RSU (4)	3/19/2021							2,028	55,932
	PSU (5)	3/19/2021				254	1,014	1,521		27,966
	PSU (6)	3/19/2021				254	1,014	1,521		27,966
Sean M. Willett	Executive Incentive Plan (1)		27,650	110,600	165,900
	RSU (4)	3/19/2021							1,678	46,279
	PSU (5)	3/19/2021				210	839	1,259		23,140
	PSU (6)	3/19/2021				210	839	1,259		23,140
Kevin B. Quinn	Executive Incentive Plan (1)		24,063	96,250	144,375
	RSU (4)	3/19/2021							1,476	40,708
	PSU (5)	3/19/2021				185	738	1,107		20,354
	PSU (6)	3/19/2021				185	738	1,107		20,354
Samuel J. Burruano Jr.	Executive Incentive Plan (1)		18,750	75,000	112,500
	RSU (4)	3/19/2021							1,446	39,881
	PSU (5)	3/19/2021				181	723	1,085		19,940
	PSU (6)	3/19/2021				181	723	1,085		19,940

(1)

This represents the annual cash incentive opportunity under our 2021 Executive Incentive Plan at threshold, target or maximum performance. The amount actually paid for 2021 is set forth in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Executive Incentive Plan” on page 43 for additional information about the performance conditions applicable to each payment.

(2)

For PSUs, these columns show the potential number of shares that our NEOs could earn under our 2015 LTIP at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the Compensation Discussion and Analysis section of this proxy statement under the caption “Long-Term Equity-Based Incentive Plan” on page 46.

(3)	See footnote 1 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards.

(4)	The RSUs vest on the third anniversary of the grant date, subject to the recipient’s continued employment with the company.

(5)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the rROAE performance measure and the recipient’s continued employment with the company.

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EXECUTIVE COMPENSATION

(6)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the ROAA performance measure and the recipient’s continued employment with the company.

For additional information regarding our Executive Incentive Plan and our long-term equity-based incentive plan, please see the discussions under “Executive Incentive Plan” on page 43, and “Long-Term Equity-Based Incentive Plan” on page 46 in the Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

	Stock awards
Executive Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (8) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (7) ($)

Martin K. Birmingham	18,682	(1)	594,088	22,147	704,259

W. Jack Plants II	3,552	(2)	112,954	2,108	67,049

Justin K. Bigham	5,743	(3)	182,627	6,778	215,525

Sean M. Willett	4,465	(4)	141,987	5,260	167,262

Kevin B. Quinn	2,976	(5)	94,637	1,845	58,671

Samuel J. Burruano Jr.	3,276	(6)	104,177	3,418	108,697

(1)	5,774 shares vested on February 26, 2022, 6,172 shares vest on February 25, 2023, 132 shares vest on April 20, 2023 and 6,604 shares vest on March 19, 2024.

(2)	1,500 shares vest on December 18, 2022, 606 shares vest on February 25, 2023, and 1,446 shares vest on March 19, 2024.

(3)	1,685 shares vested on February 26, 2022, 2,030 shares vest on February 25, 2023, and 2,028 shares vest on March 19, 2024.

(4)	1,203 shares vested on February 26, 2022, 1,584 shares vest on February 25, 2023, and 1,678 shares vest on March 19, 2024.

(5)	1,500 shares vest on October 28, 2023 and 1,476 shares vest on March 19, 2024.

(6)	618 shares vest on May 22, 2022, 1,212 shares vest on February 25, 2023, and 1,446 shares vest on March 19, 2024.

(7)	Market values calculated using $31.80 per share, which was the closing market price of our common stock on December 31, 2021.

(8)

Projected vesting of greater than target (115%) number of PSUs subject to a rTSR performance measure granted on February 26, 2019 and May 22, 2019, the maximum (150%) number of PSUs subject to a ROAA performance measure granted on February 26, 2019 and May 22, 2019, lower than target (80%) number of PSUs subject to a rROAE performance measure granted on February 25, 2020 and April 20, 2020, greater than target (118%) number of PSUs subject to ROAA performance measure granted on February 25, 2020 and April 20, 2020, target (100%) number of PSUs subject to rROAE performance measure granted on March 19, 2021, and maximum (150%) number of RSUs subject to ROAA performance measure granted on March 19, 2021.

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RESTRICTED STOCK VESTED IN 2021

The following table provides information about restricted stock held by our NEOs that vested in 2021.

Executive Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Martin K. Birmingham	4,516	123,648

W. Jack Plants II	—	—

Justin K. Bigham	2,000	63,060

Sean M. Willett	600	16,428

Kevin B. Quinn	—	—

Samuel J. Burruano Jr.	—	—

(1)	Represents the number of vested shares multiplied by the closing market price of our common stock on the date of vesting.

PENSION BENEFITS

We maintain a defined benefit pension plan in which our NEOs included below have an accumulating benefit. The following Pension Benefits table provides information regarding the present value of the accumulated benefit, years of credited service and the amount of any pension payments made in 2021 for our NEOs under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”).

Executive Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)

Martin K. Birmingham	New York Bankers Retirement Plan	15.75	688,481

W. Jack Plants II	New York Bankers Retirement Plan	2.00	39,415

Justin K. Bigham	New York Bankers Retirement Plan	3.00	54,662

Sean M. Willett	New York Bankers Retirement Plan	4.00	64,697

Kevin B. Quinn	New York Bankers Retirement Plan	1.00	15,851

Samuel J. Burruano Jr.	New York Bankers Retirement Plan	5.00	73,100

(1)

The Present Value of Accumulated Benefit was determined using the same assumptions used for financial reporting purposes under U.S. generally accepted accounting principles. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 21 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

Benefits under the defined benefit pension plan for employees with a Date of Participation prior to January 1, 2016 (Mr. Birmingham) are based on years of service and the NEO’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages and other compensation as reported on the NEO’s form W-2. Normal retirement age for NEOs who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any NEO who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Basic Benefit for NEOs whose Date of Participation is prior to January 1, 2016

For benefit service accrued prior to January 1, 2004:

◾	1.75% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

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EXECUTIVE COMPENSATION

For benefit service accrued on or after January 1, 2004 through December 31, 2015:

◾

1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 through December 31, 2015, provided that such service shall not exceed the difference between (i) 35 and (ii) the NEO’s years of benefit earned prior to January 1, 2004 (up to 35); plus

For benefit service accrued on or after January 1, 2016:

◾	1.30% of average highest five consecutive years’ compensation multiplied by credited service accrued on or after January 1, 2016; plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2016 in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service accrued prior to January 1, 2016 up to 35 years.

Basic Benefit for NEOs whose Date of Participation is January 1, 2016 or later

The actuarial equivalent of the NEO’s Cash Balance Account, which is credited with service credits equal to 5% of compensation earned each credit period and interest credits of 4% per credit period.

The normal benefit form is payable as a single life pension with 60 payments guaranteed for NEOs whose Date of Participation is prior to January 1, 2016. For NEOs whose Date of Participation is January 1, 2016 or later, the normal benefit form is payable as a single life pension. There are a number of optional forms of benefit available to NEOs, all of which are adjusted actuarially.

For NEOs whose Date of Participation is prior to January 1, 2016, early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a NEO’s enrollment and vesting in the plan as of January 1, 2004. For NEOs whose Date of Participation is January 1, 2016 or later, a participant may receive their cash balance benefit at any age, provided that they have completed at least three years of vesting service. Messrs. Birmingham, Bigham, Willett and Burruano are eligible for retirement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 52, we have entered into executive agreements, which include change of control provisions, with Messrs. Birmingham, Plants, Bigham, Willett, Quinn, and Burruano. The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within 12 months, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Financial Institutions, Inc (“FII”) or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of FII securities possessing 25% or more of the voting power for the election of directors of FII; or

2.	there is consummated

i.

any consolidation, share exchange or merger in which FII is not the continuing or surviving corporation or pursuant to which any shares of our common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of FII immediately before the transaction; or

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ii.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of FII; or

3.

“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of FII as of the date of the agreements and any subsequently elected members who are nominated or approved by at least a majority of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within 24 months following a change in control: (i) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

Each of the agreements requires that the executive not disclose or use confidential information of the company both during and after the conclusion of the executive’s employment, and not solicit employees of FII and not compete with FII during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period

Martin K. Birmingham	2.99	36 months

W. Jack Plants II	2.00	24 months

Justin K. Bigham	2.00	24 months

Sean M. Willett	2.00	24 months

Kevin B. Quinn	1.25	18 months

Samuel J. Burruano Jr.	2.00	24 months

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the average of the annual cash incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options, restricted shares and RSUs; and (3) payment of the cost to continue medical and dental benefits over the continuation period.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The equity awards outstanding as of December 31, 2021 for each of the NEOs were issued under the Financial Institutions, Inc. 2015 LTIP. Under the Financial Institutions, Inc. 2015 LTIP, upon death, disability or retirement of a participant, the following will occur: (1) forfeiture of all equity awards that are subject solely to the passage of time; and (2) the vesting of a pro rata portion of all equity awards whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

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EXECUTIVE COMPENSATION

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances on December 31, 2021.

Executive Name	Benefit	Termination Without Cause or For Good Reason Following a Change in Control (2) ($)	Death, Disability or a Change in Control ($)

Martin K. Birmingham	Pay continuation	3,047,312	—
	Equity award vesting(1)	1,188,175	1,188,175
	Health benefits continuation	56,777	—
	Total	4,292,264	1,188,175

W. Jack Plants II	Pay continuation	756,217	—
	Equity award vesting(1)	168,604	168,604
	Health benefits continuation	37,851	—
	Total	962,672	168,604

Justin K. Bigham	Pay continuation	959,442	—
	Equity award vesting(1)	365,255	365,255
	Health benefits continuation	32,240	—
	Total	1,356,937	365,255

Sean M. Willett	Pay continuation	838,191	—
	Equity award vesting(1)	283,974	283,974
	Health benefits continuation	37,851	—
	Total	1,160,016	283,974

Kevin B. Quinn	Pay continuation	501,064	—
	Equity award vesting(1)	141,574	141,574
	Health benefits continuation	28,388	—
	Total	671,026	141,574

Samuel J. Burruano Jr.	Pay continuation	638,664	—
	Equity award vesting(1)	198,559	198,559
	Health benefits continuation	—	—
	Total	837,223	198,559

(1)

The figures shown reflect the value of those equity awards that would accelerate, calculated using a price per share of $31.80 which was the closing price for a share of our common stock on December 31, 2021.

(2)

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

62	Financial Institutions, Inc.

EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Burlew and Messrs. Dorn and Gullo served on the MD&C Committee in 2021, with Mr. Dorn serving as Chair. We have no MD&C Committee interlocks. None of our MD&C Committee members is a current officer or employee of the company. None of the members of the MD&C Committee has ever served as an officer or an employee of the company and none of our executive officers has served as a member of a compensation committee or director of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

CEO PAY RATIO

In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO, Martin K. Birmingham, to the annual total compensation of our median employee.

For 2021:

●	The annual total compensation of our median employee was $56,579.

●	The annual total compensation of Mr. Birmingham, as reported on page 55 in the Summary Compensation Table, was $1,490,369.

●	Based upon this information, the ratio of the annual total compensation of Mr. Birmingham to the median employee was 26 to 1.

Our median employee for 2021 was identified among all employees (other than Mr. Birmingham) as of December 31, 2021 based on annualized Medicare wages as reported in Box 5 of each employee’s 2021 W-2. Once we identified our median employee, we determined the median employee’s annual total compensation using a methodology consistent with that used for the Summary Compensation Table. We did not make any assumptions, adjustments or estimates with respect to annual total compensation.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

2022 Proxy Statement	63

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”), an independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the company and its subsidiaries for 2021 and has been selected to do so for 2022. Representatives of RSM are expected to be present at the Annual Meeting, will be able to make a statement or speak if they wish to do so, and will be available to answer appropriate questions from shareholders.

Selection of the company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. However, our Board of Directors is submitting this matter to shareholders as a matter of good corporate governance.

If shareholders fail to ratify the appointment, the Board will reconsider whether to retain RSM, and may retain that firm or another without re-submitting the matter to the company’s shareholders. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the company and our shareholders.

The following table presents fees for professional services rendered by RSM for the audit of our annual financial statements for 2021 and 2020, and fees billed for other services rendered by RSM.

	2021	2020

Audit Fees(1)	$626,379	$695,185

Audit Related Fees(2)	—	—

Tax Fees(3)	—	—

All Other Fees(4)	—	—

Total fees	$626,379	$695,185

(1)

Audit fees include fees for services that normally would be provided by RSM in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

(2)

Audit related fees consist of fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards. RSM did not perform any services for us under the audit related fees category during 2021 and 2020.

(3)	Tax fees are fees for professional services for tax compliance, tax advice, and tax planning. RSM did not perform any professional services for us under the tax fees category during 2021 and 2020.

(4)	There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to RSM for the fiscal year ended December 31, 2021 and 2020.

The Audit Committee pre-approves all permissible services to be performed by our independent accountant, including fees and other compensation to be paid to the independent accountant, except for certain routine additional professional services that may be performed at the request of management without pre-approval. The additional routine professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. All accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for 2022.

64	Financial Institutions, Inc.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions as well as risk management relating to those areas. The Audit Committee conducts business in accordance with its charter and meets regularly. The Audit Committee met eight times during 2021. At various times during the 2021 fiscal year, the Audit Committee met with our independent accountants RSM US LLP (“RSM”) and the internal auditors, with and without management present.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm in 2021, RSM, was responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and RSM and reviewed and discussed our December 31, 2021 audited consolidated financial statements. The Audit Committee also discussed with RSM matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received written disclosures and the letter from RSM required by the applicable sections of the PCAOB regarding our independent accountants’ communications with the Audit Committee, concerning independence, discussed with RSM its independence from management and the company, and considered the compatibility of non-audit services with RSM’s independence.

Based upon the Audit Committee’s discussions with management and RSM and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, to be filed with the SEC.

THE AUDIT COMMITTEE

Robert M. Glaser, Chair

Samuel M. Gullo

Mark A. Zupan, PhD

2022 Proxy Statement	65

OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS

The Executive Officers of the company and the Bank as of April 19, 2022, are identified below. Biographical information, including offices and periods served as an Executive Officer of the company or the Bank is also provided. Ages shown are as of December 31, 2021.

Name	Age	Office & Position(s)

Martin K. Birmingham(1)	55	President and Chief Executive Officer

W. Jack Plants II(1)	38	Senior Vice President, Chief Financial Officer and Treasurer

Justin K. Bigham(1)	48	Executive Vice President, Chief Community Banking Officer

Samuel J. Burruano Jr(1)	53	Executive Vice President, Chief Legal Officer and Corporate Secretary

Sean M. Willett(1)	50	Executive Vice President, Chief Administrative Officer

Laurie R. Collins(1)	38	Senior Vice President, Chief Human Resources Officer

Randall R. Phillips(1)	53	Senior Vice President, Chief Risk Officer

Kevin B. Quinn(1)	58	Senior Vice President, Chief Commercial Banking Officer

Sonia M. Dumbleton	59	Senior Vice President, Principal Accounting Officer and Controller

(1)	Member of the Executive Management Committee as of April 19, 2022

Martin K. Birmingham, a member of our Board of Directors, is the President and Chief Executive Officer of the company and the Bank, and his biographical information is set forth above under “Proposal 1 – Election of Directors.”

W. Jack Plants II was named Senior Vice President, Chief Financial Officer and Treasurer of the company and the Bank in February 2021. He joined the Bank in December 2019 as Senior Vice President, Corporate Treasurer. Until November 2019, he served as Senior Vice President and Treasurer of United Bank where he progressed from Treasury Manager to Treasurer during his seven-year tenure. Earlier, Mr. Plants served in various treasury and credit roles at GE Capital, GE Commercial Finance and Five Star Bank.

Justin K. Bigham was named Executive Vice President, Chief Community Banking Officer of the company and the Bank in February 2021. He joined us as Executive Vice President, Deputy Chief Financial Officer in October 2018 and was named Chief Financial Officer in April 2019. He also served as Treasurer from April to December 2019. Previously, he worked at HealthNow New York as Director of Financial Planning & Analysis and Treasury from 2017 to 2018 and at First Niagara Financial Group where he served as Senior Vice President, Head of Consumer Product Management from 2014 to 2016 and as Senior Vice President, Head of Financial Planning & Analysis from 2010 to 2014. Mr. Bigham was with M&T Bank from 2003 to 2010, where he held numerous positions of increasing responsibility within the Finance Division. He is a Certified Public Accountant with eight years of public accounting experience; six years were with PricewaterhouseCoopers.

Samuel J. Burruano Jr. was named Executive Vice President, Chief Legal Officer and Corporate Secretary of the company and the Bank in February 2021. Between December 2019 and February 2021, he served as Senior Vice President, General Counsel and Corporate Secretary. He joined the Bank in October 2016 as Assistant General Counsel and Director of Regulatory Compliance and was named Deputy General Counsel and Corporate Secretary in November 2018. Previously, he held various positions in the Legal Department at First Niagara Bank, NA beginning in March 2011, most recently serving as Assistant General Counsel, Retail Services and Assistant Corporate Secretary. Mr. Burruano has practiced law since 1993 and was an attorney at the law firm of Hiscock & Barclay, LLP, from December 1993 to March 2011, where he ascended from associate counsel to partner.

Sean M. Willett was named Executive Vice President and Chief Administrative Officer of the company and the Bank in February 2021. Between November 2018 and February 2021, he served as Senior Vice President, Chief Administrative Officer of the Bank after joining as Senior Vice President, Director of Internal Audit in August 2017. Previously, he

66	Financial Institutions, Inc.

OUR EXECUTIVE OFFICERS

worked at Morgan Stanley, starting in 2004, in various roles of increasing responsibility across Finance, Operations and Legal and Compliance, including Sarbanes-Oxley Implementation, Americas Head of Finance Risk Management, and Global Head of Regulatory Affairs Strategy & Implementation beginning in 2014. Earlier, Mr. Willett served in Credit Risk at J.P. Morgan.

Laurie R. Collins was named Senior Vice President, Chief Human Resources Officer of the Bank in August 2021. Previously, she served for four years in leadership roles at Columbus McKinnon Corporation, most recently as Global Director – Total Rewards and Culture. Earlier, she served for 11 years in various progressive human resources roles at PepsiCo, Inc.

Randall R. Phillips was named Senior Vice President, Chief Risk Officer of the Bank in November 2018. He joined the Bank as Senior Vice President, Loan Review Administrator in March 2017. Previously, he served as Relationship Manager at KeyBank (2016 to 2017), as Relationship Manager and Senior Underwriting Manager at First Niagara Bank (2014 to 2016), and as Underwriter (2005 to 2014) and Relationship Manager (1997 to 2005) at JP Morgan Chase Bank, NA.

Kevin B. Quinn was named Senior Vice President, Chief Commercial Banking Officer of the Bank in February 2021. He joined the Bank in August 2020 as Senior Vice President, Commercial Banking Executive. From 2005 to late 2019, he served in leadership roles with HSBC Bank USA, NA, most recently as Managing Director and Regional Head of Corporate Banking. He began his career as an attorney with Jones Day in Cleveland, Ohio and subsequently spent 10 years in commercial banking at M&T Bank.

Sonia M. Dumbleton was named Senior Vice President, Controller of the company and the Bank in May 2013 and designated Principal Accounting Officer of the company on May 22, 2019. She also served as Corporate Secretary of the company and the Bank from May 2013 to November 2018. Ms. Dumbleton served as Senior Vice President and Controller of the Bank from 2006 to May 2013. She held various positions, including Vice President and Controller, within the Accounting department of the Bank and its predecessor banks from 1984 to 2005. Ms. Dumbleton is a licensed insurance broker in the State of New York.

2022 Proxy Statement	67

STOCK INFORMATION

STOCK INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

The following table shows, as of April 19, 2022, the beneficial ownership of shares of Financial Institutions, Inc. common and preferred stock by (a) all current directors and nominees, (b) all named executive officers, and (c) all of our current directors, nominees and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of stock or the individual has the right to acquire the shares of stock within 60 days of April 19, 2022.

Name	Title of class	Number of shares beneficially owned	Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of April 19, 2022	Percent of class outstanding(1)

Directors(2):

Martin K. Birmingham	Common	118,693	—	*

Donald K. Boswell	Common	7,199	—	*

Dawn H. Burlew	Common	8,717	—	*

Andrew W. Dorn Jr.	Common	28,457	—	*

Robert M. Glaser	Common	27,715	—	*

Samuel M. Gullo	Common	29,874	—	*

Susan R. Holliday	Common	32,069	—	*

Robert N. Latella	Common	26,532	—	*

Mauricio F. Riveros	Common	1,245	—	*

Kim E. VanGelder	Common	16,611	—	*

Mark A. Zupan, PhD	Common	1,713	—	*

Named executive officers who are not Directors(2):

W. Jack Plants II	Common	946	—	*

Justin K. Bigham	Common	5,184	—	*

Sean M. Willett	Common	2,374	—	*

Kevin B. Quinn	Common	—	—	*

Samuel J. Burruano Jr.	Common	4,424	1,025	*

All current directors and executive officers as a group (19 persons)	Common	320,733	2,826	2.10%

*	Denotes less than 1%

(1)

As reported by such persons as of April 19, 2022 with percentages based on 15,299,077 shares of Common Stock, 1,435 shares of Series A Preferred Stock and 171,486 shares of Series B-1 Preferred Stock, respectively, outstanding on April 19, 2022, including shares the individual or group has a right to acquire within 60 days of April 19, 2022 (as indicated in the column above), which increases both the number of shares owned by such individual or group and the number of shares outstanding.

(2)	Each person has sole investment and voting power with respect to the stock beneficially owned by such person.

68	Financial Institutions, Inc.

STOCK INFORMATION

Beneficial Ownership of Owners of More Than 5% of the Company’s Common Shares

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of the outstanding shares of common stock of the company as of April 19, 2022.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percent of outstanding common stock (1)

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,249,099	(2)	8.16%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,169,410	(3)	7.64%

(1)	Based on 15,299,077 shares of Common Stock outstanding as of April 19, 2022.

(2)

Based on information set forth in Amendment number 6 to Schedule 13G filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership in the following manner: sole voting power, 1,224,385 shares; and sole dispositive power, 1,249,099 shares. Dimensional reports beneficial ownership for four investment companies it advises and certain other comingled funds, group trusts and separate accounts it advises or sub-advises. Dimensional disclaims beneficial ownership of all such shares.

(3)

Based on information set forth in Amendment number 12 to Schedule 13G filed with the SEC on February 1, 2022 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power, 1,144,021 shares; and sole dispositive power, 1,169,410 shares. Blackrock, Inc. is reporting beneficial ownership for the following subsidiaries: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of transactions in and ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were, with one exception, complied with during the fiscal year ended December 31, 2021. Due to administrative oversight, Ms. Collins filed one late Form 4, in November 2021, reporting the award of restricted stock units.

FUTURE SHAREHOLDER PROPOSALS

You may submit proposals for consideration at our 2023 annual meeting of shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than December 28, 2022. Such proposals also must comply with Rule 14a-8 of the Exchange Act. Proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

For a shareholder to bring business before the Annual Meeting of shareholders that is not intended to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, including a proposal or a nominee for election to the

2022 Proxy Statement	69

STOCK INFORMATION

Board of Directors, the shareholder must give timely notice to our Corporate Secretary in accordance with our Bylaws and include in such notice the information required by our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary no later than 90 days and not earlier than 120 days prior to the one-year anniversary date of the annual meeting. However, if the 2023 annual meeting is more than thirty days before or more than sixty days after the one-year anniversary date of the Annual Meeting, then notice will need to be received by our Corporate Secretary by the later of (i) 90 days prior to the 2023 annual meeting or (ii) 10 days following the date public disclosure of the date of the 2023 annual meeting was first made public.

In addition, for any shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) of the Exchange Act, the proposal must be received at our principal executive offices at the address listed above not later than 60 days prior to the scheduled date of the 2023 annual meeting of shareholders.

70	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

GENERAL INFORMATION

Time, Location and How to Participate

Financial Institutions, Inc.’s annual meeting of shareholders will be held via the virtual meeting at 10:00 a.m. (Eastern) on June 14, 2022.

To attend, vote and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/FISI2022 and enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the meeting, please call 1-844-986-0822 (toll free) or 303-562-9301 (international) for assistance.

Record Date and Number of Shares Outstanding

The record date for the Annual Meeting is April 19, 2022. On that date, there were 15,299,077 shares of our common stock outstanding and entitled to vote. No securities other than our common stock are entitled to be voted at the Annual Meeting.

VOTING MATTERS

Proxy Information

On or about April 27, 2022, we began distributing materials for the Annual Meeting to shareholders entitled to vote at the Annual Meeting. Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are solicited by the Board of Directors of the company.

Shareholders Entitled to Vote

Common shareholders of record at the close of business on the record date of April 19, 2022 are eligible to vote at the annual shareholders meeting. Each common share entitles the holder to one vote on the items of business to be considered at the Annual Meeting.

Vote Required for Items of Business

The presence, in person or by proxy, of holders of a majority of Financial Institutions, Inc. outstanding common shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Votes to abstain and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. If a quorum is present:

●	Proposal 1 – Our shareholders elect directors by a plurality vote, which means that the three nominees for election who receive the highest number of “for” votes will be elected as directors;

●

Proposal 2 – The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal; and

●

Proposal 3 – Ratification of the selection of RSM US LLP as our independent registered public accounting firm for 2022 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Any nominee for director who receives a greater number of “withheld” votes than “for” votes will tender his or her resignation to the Board. The NG Committee will then make a recommendation to the independent directors whether to accept or reject the resignation(s) or take other appropriate action. The independent directors (excluding any director(s) required to submit their resignation) will determine action to be taken within 90 days of the Annual Meeting.

2022 Proxy Statement	71

INFORMATION ABOUT THE MEETING

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. This means that an abstention will not impact Proposals 1, 2 or 3.

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on each item. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers have the discretion to vote on routine matters such as Proposal 3, but do not have discretion to vote on non-routine matters such as Proposals 1 and 2. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Broker non-votes will not affect Proposals 1 or 2. There will be no broker non-votes on Proposal 3.

Options for Voting Your Shares

You may vote your common shares in one of several ways, depending on how you own your shares.

Shareholders of Record – If your shares are registered directly in your name with our transfer agent, you are considered the “record holder” of your shares. You may vote your shares on the Internet, by phone, by mail or at the meeting.

Beneficial Shareholders – If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the physical meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, bank or other nominee has provided or will provide you with instructions regarding how to direct the voting of your shares.

401(k) Plan Shareholders – Participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan who hold shares of our common stock in their plan accounts may direct the trustee of the plan to vote these shares by completing and returning a proxy card. Any shares in a plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose plan accounts hold such shares.

Revocation of Proxies

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering by Internet, mail or in person at the Annual Meeting, another proxy dated as of a later date.

OTHER MATTERS

Proxy Solicitation

All expenses of soliciting proxies will be paid by the company. In addition, our directors, employees and agents may solicit proxies in person, by telephone, via the Internet, or by other means of communication, but the company will not pay any compensation for such solicitations. We have engaged Saratoga Proxy Consulting, LLC, 520 8th Avenue, New York, New York 10018 to assist in proxy solicitation and collection at a cost of $7,500, plus out-of-pocket expenses. In addition, we will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares.

72	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

Duplicative Shareholder Mailings

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all your shares are voted, please vote using each proxy card or voting instruction form that you receive or, if you vote by Internet, you will need to enter each of your Control Numbers.

Remember, you may vote by Internet, by phone or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by voting via the online virtual meeting at www.virtualshareholdermeeting.com/FISI2022.

Householding

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to shareholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder and received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the company’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling our Corporate Secretary at (585) 786-1100. Alternatively, if you are currently receiving multiple copies of the proxy materials or Notice of Internet Availability of Proxy Materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless they have received instructions to the contrary. If you wish to receive a separate copy of the proxy materials, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record.

Inspector of Election

Representatives of Broadridge Financial Solutions will count the vote and act as inspector for the election.

Voting Results

We will report the voting results in a filing with the SEC on Form 8-K within four business days following the conclusion of the Annual Meeting.

Additional Copies of Annual Meeting Materials

This proxy statement and the 2021 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2021, are available at www.proxydocs.com/FISI and on our website www.fiiwarsaw.com.

Annual Report on Form 10-K

Shareholders may receive a copy of our Annual Report on Form 10-K filed with the SEC without charge. Requests should be sent in writing to: Corporate Secretary, Financial Institutions, Inc., 220 Liberty Street, Warsaw, NY 14569. The report can also be accessed on our website at www.fiiwarsaw.com by clicking on “Financials” at the top of the page, then on SEC Filings.

2022 Proxy Statement	73

INFORMATION ABOUT THE MEETING

Notice Pursuant to Section 726(d) of The New York Business Corporation Law

On September 30, 2021, we renewed our policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total premium cost of $718,817, including broker of record commissions. The primary liability policy is carried with AIG National Union Fire Insurance Company of Pittsburgh, PA and the excess policies are carried with Axis Insurance Company, AIG Specialty Insurance Company, CNA Continental Casualty Company, Travelers Casualty and Surety Company of America and XL Specialty Insurance Company. Policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. The Risk Oversight Committee oversees the insurance renewal process.

Other Business

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

74	Financial Institutions, Inc.

Appendix A

Financial Institutions, Inc.

Reconciliations of GAAP to Non-GAAP Financial Measures

	Year Ended December 31,
	2021	2020

Pre-tax pre-provision income:

Net income	$77,697	$38,332

Add: Income tax expense	19,525	7,391

Add: Provision (benefit) for credit losses	(8,336)	27,184

Pre-tax pre-provision income	$88,886	$72,907

	Year Ended December 31, 2021

Pre-provision net income (PPNI):

Net income	$77,697

Less: Benefit for credit losses	(8,336)

Add: Tax adjustment for benefit for credit losses	2,136

Pre-provision net income	$71,497

A-1

FINANCIAL INSTITUTIONS, INC. 220 LIBERTY STREET WARSAW, NY 14569 ATTN: Samuel J. Burruano, Jr. VOTE BY INTERNET www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/13/2022 for shares held directly and by 11:59 P.M. ET on 06/09/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/13/2022 for shares held directly and by 11:59 P.M. ET on 06/09/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 1. Election of Directors Nominees 01 Martin K. Birmingham 02 Samuel M. Gullo 03 Kim E. VanGelder The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory Vote to Approve Compensation of Our Named Executive Officers 3. Ratification of Appointment of RSM US LLP as our Independent Registered Public Accounting firm NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 24 . 0 . 0 R1 1 _ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000563757 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . FINANCIAL INSTITUTIONS, INC. Annual Meeting of Shareholders June 14, 2022 10:00 a.m. (Eastern) This proxy is solicited by the Board of Directors. The shareholder(s) hereby appoint(s) W. Jack Plants II and Samuel J. Burruano Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of FINANCIAL INSTITUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. (Eastern) on 6/14/2022 by means of remote communication via the virtual meeting at www.virtualshareholdermeeting.com/FISI2022 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. 0000563757_2 R1.0.0.24 Continued and to be signed on reverse side